Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

JEFFERIES FINANCIAL GROUP INC.

Under Section 807 of the Business Corporation Law

Pursuant to the provisions of Section 807 of the New York Business Corporation Law, the undersigned hereby certify:

FIRST: The name of the corporation is JEFFERIES FINANCIAL GROUP INC. The name under which the Corporation was formed is Talcott National Corporation.

SECOND: The date of the filing of the Certificate of Incorporation of the Corporation by the Department of State of the State of New York was May 24, 1968.

THIRD: The amendments to the Certificate of Incorporation effected by this Certificate are:  the addition of the provisions set forth below in this Restated Certificate of Incorporation stating the number, designation, relative rights, preferences and limitations of the Non-Voting Common Stock of the Corporation, as fixed by the Board of Directors of the Corporation.

The Corporation is currently authorized to issue 606,000,000 shares of capital stock, consisting of 600,000,000 shares of common stock, having a par value of $1.00 each, and 6,000,000 shares of preferred stock, having a par value of $1.00 each, of which 10 shares are designated as Series A Non-Voting Convertible Preferred Stock, 125,000 shares are designated as 3.25% Series A Cumulative Convertible Preferred Shares and 70,000 shares are designated as Series B Non-Voting Convertible Preferred Shares.

Following the effectiveness of this amendment, the Corporation will be authorized to issue 606,000,000 shares of capital stock, consisting of 565,000,000 shares of voting common stock, having a par value of $1.00 each, 35,000,000 shares of non-voting common stock, having a par value of $1.00 each, and 6,000,000 shares of preferred stock, having a par value of $1.00 each.  Immediately following the effectiveness of this amendment, 10 shares of Preferred Stock will continue to be designated as Series A Non-Voting Convertible Preferred Stock, 125,000 shares of preferred stock will continue to be designated as 3.25% Series A Cumulative Convertible Preferred Shares and 70,000 shares of preferred stock will continue to be designated as Series B Non-Voting Convertible Preferred Shares.

FOURTH: The text of the Certificate of Incorporation, as previously restated, is hereby restated, as further amended or changed, to read as herein set forth in full.

*   *   *

FIRST:         The name of the corporation is JEFFERIES FINANCIAL GROUP INC. (the “Corporation”).

SECOND:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be engaged under the New York Business Corporation Law. The Corporation is not being formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD:       The office of the Corporation in the State of New York is to be located in The City of New York, County of New York.

FOURTH:    The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is 606,000,000, divided into 6,000,000 shares, having a par value of $1.00 each, which are designated “Preferred Stock” (the “Preferred Stock”) and are issuable in series, 565,000,000 shares, having a par value of $1.00 each, which are designated “Common Stock” (the “Voting Common Stock”) and 35,000,000 shares, having a par value of $1.00 each, which are designated “Non-Voting Common Stock” (the “Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”).

Except as set forth in Section 6.7 of the Exchange Agreement, by and between the Corporation and Sumitomo Mitsui Banking Corporation (“SMBC”), dated as of April 27, 2023 (as amended or supplemented from time to time, the “Exchange Agreement”), no holder of shares of any class or series of stock of the Corporation, whether now or hereafter authorized or outstanding, shall have any preemptive, preferential or other right to subscribe for or purchase any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized or outstanding, or any bonds, notes, obligations, options, warrants, rights or other securities which the Corporation may at any time issue or sell, whether or not the same be convertible into or exercisable for the purchase of any class or series of capital stock of the Corporation, it being intended by this paragraph that all pre-emptive rights of any kind applicable to the securities of the Corporation are eliminated.

The designations, relative rights, preferences and limitations of each class of the Corporation’s capital stock and each series thereof, to the extent fixed in the Corporation’s Certificate of Incorporation, and the authority vested in the Board of Directors of the Corporation to establish and designate series of the Preferred Stock and to fix variations in the relative rights, preferences and limitations between such series, are as follows:

I.

PREFERRED STOCK

GENERAL PROVISIONS RELATING TO ALL SERIES

1.          The Preferred Stock shall consist of one class, may be issued from time to time in one or more series, and the shares of any one series thereof may be issued from time to time. All shares of the Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be identical in all respects set forth in sections 1 through 5 hereof (except as otherwise permitted in such sections) and shall be of equal rank as set forth in sections 2 and 3 below. Subject to the foregoing, (i) the designations, relative rights, preferences and limitations of the shares of each such series may differ from those of any and all other such series authorized and/or outstanding and (ii) the Board of Directors of the Corporation is hereby expressly granted authority to establish and designate series and to fix with respect to any such series, or alter in any one or more respects from time to time, by resolution or resolutions adopted prior to the issuance of any shares of such series, and by filing a certificate under Section 805 of the New York Business Corporation Law, (a) the number of shares constituting such series and the designation thereof, (b) the rate of dividends, (c) redemption terms (including purchase and sinking funds provisions), (d) conversion rights into any class or series of capital stock of the Corporation, (e) liquidation preferences, (f) voting rights and (g) any other lawful rights, preferences and limitations.

2.          Unless otherwise provided in the resolutions creating or altering a series, the holders of Preferred Stock of each series shall be entitled to receive, as and when declared by the Board of Directors, out of funds or other assets of the Corporation legally available therefor, cumulative dividends at the annual rate fixed by the Board of Directors with respect to such series, and no more, payable in cash, on such dates in each year as the Board of Directors may determine, such dividends with respect to each series to be cumulative from the date or dates fixed by the Board of Directors with respect to such series. The first dividend or distribution with respect to shares of any particular series not issued on a dividend date may be fixed by the Board of Directors at more or less than the regular periodic dividend or distribution thereon. In the event Preferred Stock of more than one series is outstanding, the Corporation in making any dividend payment upon Preferred Stock shall make dividend payments ratably upon all outstanding shares of Preferred Stock of all series in proportion to the respective amounts of dividends accrued and payable thereon to the date of such dividend payment. If the dividends or distributions on any shares of Preferred Stock shall be in arrears, the holders thereof shall not be entitled to any interest, or sum of money in lieu of interest, thereon. In no event, so long as any Preferred Stock shall be outstanding, shall any dividend whatsoever, whether in cash, stock or otherwise, other than a dividend payable in stock of the Corporation of a class junior to the Preferred Stock, be declared or paid, or any distribution made, on any stock of the Corporation of a class ranking junior to the Preferred Stock, nor shall any shares of any such junior class of stock be purchased or acquired for a consideration by the Corporation or be redeemed by the Corporation, nor shall any moneys be paid to the holders of, or set aside or made available for a sinking fund for the purchase or redemption of, any shares of any such junior class of stock unless (i) all dividends and distributions on all outstanding shares of Preferred Stock of all series for all past dividend periods shall have been paid and all dividends payable on or before the date of such dividend, distribution, purchase, acquisition, redemption, setting aside or making available shall have been paid or declared and a sum sufficient for the payment thereof set apart, and (ii) the Corporation shall have paid or set aside all amounts, if any, theretofore required to be paid or set aside as and for all matured purchase fund and sinking fund obligations, if any, for the shares of Preferred Stock of all series or to satisfy any distributions declared with respect to any shares of Preferred Stock of any series. The holders of Preferred Stock shall not be entitled to participate in any dividends payable on junior stock or to share in the earnings or profits of the Corporation other than or in excess of that hereinabove provided.

3.          In the event of any dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive, before any distribution or payment is made upon any stock ranking junior to the Preferred Stock, such amount of cash, shares, bonds or other property (which amount may vary depending on whether such dissolution, liquidation or winding-up is voluntary or involuntary) to which each such outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof together with an amount in cash equal to all dividends accrued and unpaid thereon to the date of such distribution or payment, and shall be entitled to no further payment. If, upon any such liquidation, dissolution or winding-up, the assets of the Corporation distributable among the holders of the Preferred Stock shall be insufficient to permit the payment in full to such holders of the amounts to which they are respectively entitled, the assets so distributable shall be distributed among the holders of the Preferred Stock then outstanding ratably in proportion to the amounts to which they are respectively entitled. For the purposes of this Section 3, neither the voluntary sale, lease, exchange or transfer of all or substantially all of the Corporation’s property or assets to, nor the consolidation or merger of the Corporation with, one or more corporations, nor a reduction of the capital stock or stated capital of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up, voluntary or involuntary.

4.          The Corporation, at the option of the Board of Directors, may, subject to the provisions applicable to such series, redeem at any time or times, and from time to time, all or any part of the shares of any series of Preferred Stock subject to redemption by paying for each share such price or prices as shall have been fixed by the Board of Directors prior to the issuance of such series, plus an amount equal to dividends accrued and unpaid thereon to the date fixed for redemption, plus premiums in the amounts, if any, so fixed with respect to such series (the total amount per share so payable upon any redemption of shares of any series of Preferred Stock being herein referred to as the “redemption price”). Except as otherwise provided in the provisions relating to a particular series of Preferred Stock, not less than 15 days nor more than 60 days prior written notice shall be given to the holders of record of the shares so to be redeemed, which notice shall be given by mail, postage prepaid, addressed to such holders at their respective addresses as shown on the books of the Corporation. Such notice shall specify the shares called for redemption, the redemption price and the place at which, and the date on which, the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed. In case of redemption of less than all of the outstanding Preferred Stock of any one series, such redemption (unless otherwise stated in the provisions relating to such series) may be made pro rata or the shares to be redeemed may be chosen by lot, in such manner as the Board of Directors may determine. No failure to deliver or mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares so to be redeemed.

If such notice of redemption shall have been duly given, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside so as to be available therefor, then, notwithstanding that any certificate for the shares of such Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall, from and after the date fixed for redemption, no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights with respect to such shares of Preferred Stock so called for redemption shall forthwith at the close of business on such redemption date cease and terminate, except the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest; provided, however, that the Corporation may, after giving such notice of any such redemption and prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of such Preferred Stock to be redeemed, with a bank or trust company having an office in the Borough of Manhattan, City, County and State of New York and having a capital, undivided profits and surplus aggregating at least $50,000,000, all funds necessary for such redemption, and, upon such deposit in trust, all shares of such Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of such Preferred Stock shall forthwith cease and terminate, except (a) the right of the holders thereof to receive the amount payable upon the redemption thereof, but without interest, and (b) the right of the holders thereof to exercise on or before the date fixed for redemption the rights, if any, not having theretofore expired, which the holders thereof shall have to convert the shares so called for redemption into, or exchange such shares for, shares of stock of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation.

Any funds so deposited which shall not be required for such redemption because of the exercise of any right of conversion or exchange or otherwise subsequent to the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on any funds so deposited shall belong to the Corporation and be paid to it from time to time. Any funds so deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Corporation, upon its request, after which repayment the holders of such shares so called for redemption shall look only to the Corporation for the payment of the redemption price thereof.

If at any time the Corporation shall have failed to pay dividends in full on all series of Preferred Stock then outstanding, thereafter and until such dividends, including all accrued and unpaid dividends, shall have been paid in full, or declared and funds sufficient for the payment thereof set aside for payment, the Corporation shall not redeem or purchase less than all of the Preferred Stock at such time outstanding; provided, however, that nothing shall prevent the Corporation from completing the purchase of shares of Preferred Stock for which a purchase contract has been entered into, or the redemption of any shares of Preferred Stock for which notice of redemption has been given, prior to such default.

5.          Except as otherwise specifically provided with respect to a particular series of Preferred Stock, as hereinafter in this section 5 provided, and as required by law, the Preferred Stock shall have no voting rights.

Whenever dividends payable on the Preferred Stock shall be in default in an aggregate amount equivalent to at least six quarterly dividends on any of the shares of Preferred Stock then outstanding, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock, voting as a class (whether or not otherwise entitled to vote for the election of directors), shall be entitled to elect two directors of the Corporation to fill such newly-created directorships. Such directors shall serve (subject to the last sentence of the next paragraph of this section 5) until the next annual meeting of shareholders and until their successors are elected and qualify. Whenever such right of the holders of the Preferred Stock shall have vested, such right may be exercised initially either at a special meeting of such holders called as provided herein, or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders. The right of the holders of the Preferred Stock, voting as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as the dividends accumulated on the Preferred Stock shall have been paid in full, at which time the special right of the holders of the Preferred Stock so to vote separately as a class for the election of directors shall terminate, subject to renewal and divestment from time to time upon the same terms and conditions.

At any time after the voting power to elect two additional members of the Board of Directors of the Corporation has become vested in the holders of the Preferred Stock, the Secretary of the Corporation may, and upon the request of the holders of record of at least 5% of the Preferred Stock then outstanding addressed to him, shall, call a special meeting of the holders of Preferred Stock for the purpose of electing such directors, to be held within 50 days after the receipt of such request; provided, however, that the Secretary need not call any such special meeting if the annual meeting of shareholders is to convene within 90 days after the receipt by the Secretary of such request. Such meeting shall be held at such place as shall be specified in the notice and upon notice as provided in the By-Laws of the Corporation for the holding of special meetings of shareholders. If such meeting shall not be so called within 20 days after the receipt of such request (not including, however, a request falling within the proviso of the second preceding sentence), then the holders of record of at least 5% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated shall call such meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. At any such special or annual meeting at which the holders of the Preferred Stock shall have the right to vote for the election of such two directors as aforesaid, the holders of 33 1/3% of the then outstanding Preferred Stock present in person or represented by proxy shall be sufficient to constitute a quorum of said class for the election of such two directors and for no other purpose, and the vote of the holders of a plurality of the Preferred Stock so present at any such meeting at which there shall be such a quorum shall be sufficient to elect two directors. Whenever the holders of the Preferred Stock shall be divested of such voting right hereinabove provided, the directors so elected by the Preferred Stock shall thereupon cease to be directors of the Corporation and thereupon the number of directors shall be reduced by two.

Every shareholder entitled to vote at any particular time in accordance with the foregoing two paragraphs shall have one vote for each share of Preferred Stock held of record by him and entitled to vote.

6.          As used in connection with any series of Preferred Stock, the terms “junior stock”, “junior class of stock” and “stock ranking junior to the Preferred Stock” shall mean and refer to the Voting Common Stock, the Non-Voting Common Stock and any other class or series of stock of the Corporation hereafter authorized which shall rank junior to the Preferred Stock with respect to the declaration and payment of dividends thereon and the distribution of amounts with respect thereto payable in the event of any liquidation, dissolution or winding-up of the Corporation.

II.

COMMON STOCK

(a)          Certain Definitions. As used in this Part II of Article FOURTH, the following terms have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise).  Notwithstanding the foregoing, (a) neither the Corporation nor any of its subsidiaries shall be deemed to be an Affiliate of SMBC or its Affiliates and (b) neither SMBC nor any of its Affiliates shall be deemed to be an Affiliate of the Corporation or any of its Affiliates.

“BHCA Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” means any day, other than a Saturday, Sunday or other day on which banking institutions in the City of New York, New York, or in Tokyo, Japan, are required or authorized by law to be closed.

“Certificate of Amendment” has the meaning set forth in Article SEVENTH.

“Class of Voting Security” shall be interpreted in a manner consistent with how “class of voting shares” is defined in 12 C.F.R. Section 225.2(q)(3) or any successor provision.

“Conversion Date” means the second Business Day following delivery of a valid Notice of Convertible Transfer and Conversion.

“Convertible Transfer” means a Transfer by the holder of Non-Voting Common Stock (i) to the Corporation; (ii) in a widely distributed public offering of Voting Common Stock issuable upon conversion of the Non-Voting Common Stock; (iii) in a transaction or series of related transactions in which no one transferee (or group of associated transferees) acquires two percent (2%) or more of any Class of Voting Securities of the Corporation then outstanding; or (iv) to a transferee that controls more than fifty percent (50%) of every Class of Voting Securities of the Corporation then outstanding without giving effect to such Transfer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means the volume-weighted average price (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the holder of Non-Voting Common Stock and the Corporation) on the NYSE of the Voting Common Stock for the five (5) trading days before the consummation of a Reorganization Event.

“Non-BHCA Affiliate” means a Person that is both (i) not SMBC and (ii) not a BHCA Affiliate of SMBC or the holder of Non-Voting Common Stock.

“Percentage Stock Ownership” means percentage stock ownership as determined in accordance with Treasury Regulation ss.1.382-2T(g), (h), (j), and (k).

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) and 14(d) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, hypothecate, encumber or similarly dispose of or transfer (by merger, disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by merger, disposition, operation of law or otherwise), of any interest in any equity securities beneficially owned by such Person.

“Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

(b)          Dividends. Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of funds and other assets legally available for the payment of dividends. The Board of Directors may declare a dividend or distribution upon the Common Stock in shares of any class or series of capital stock of the Corporation. The holders of Voting Common Stock and the holders of Non-Voting Common Stock shall be entitled to share equally, on a per-share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of, or rights, options or warrants to purchase or otherwise acquire shares of, Common Stock, holders of Voting Common Stock shall receive shares of, or rights, options or warrants to purchase or otherwise acquire shares of, Voting Common Stock, as the case may be, and the holders of Non-Voting Common Stock shall receive an equal number of shares of, or rights, options or warrants to purchase or otherwise acquire shares of, Non-Voting Common Stock, as the case may be.

(c)          Liquidation. In the event of any liquidation, dissolution or other winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders shall be entitled shall have been deposited in trust with a bank or trust company having its principal office in the Borough of Manhattan, City, County and State of New York, having a capital, undivided profits and surplus aggregating at least $50,000,000, for the benefit of the holders of the Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

(d)          Voting Rights.  Except as otherwise expressly provided with respect to the Preferred Stock and except as may be required by law or this Certificate of Incorporation, the Voting Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and with respect to all other matters and each holder of Voting Common Stock shall be entitled to one vote for each share held. Except as may be required by law or this Certificate of Incorporation, including  paragraphs (d)(i) – (ii) below, the holders of shares of Non-Voting Common Stock shall not be entitled to vote (in their capacity as the holders of Non-Voting Common Stock) on any matter submitted to a vote of the shareholders of the Corporation.  So long as any shares of Non-Voting Common Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Non-Voting Common Stock, voting as a single and separate class:

(i)          amend, alter or repeal any provision of this Part II of Article FOURTH of this Certificate of Incorporation or the Corporation’s bylaws that would alter, modify or change the powers, preferences or special rights of the Non-Voting Common Stock, in each case, by any means, including by merger, consolidation, reclassification, or otherwise (other than in connection with a Reorganization Event where the shares of Non-Voting Common Stock will be treated in accordance with paragraph (f) of Part II of Article FOURTH) so as to, or in a manner that would, adversely affect the preferences, rights, privileges or powers of the Non-Voting Common Stock; or

(ii)          seek any voluntary liquidation, the dissolution or winding up of the Corporation.

(e)          Subdivision or Combination. If the Corporation in any manner subdivides or combines the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such classes will be subdivided or combined in the same proportion and manner.

(f)          Adjustments.

(i)          Upon the occurrence of a Reorganization Event prior to a Conversion Date, each share of Non-Voting Common Stock outstanding immediately prior to such Reorganization Event shall, without the consent of any holder of Non-Voting Common Stock, automatically convert into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Voting Common Stock into which such share of Non-Voting Common Stock was convertible immediately prior to such Reorganization Event in exchange for such shares of Voting Common Stock (such securities, cash, and other property, the “Exchange Property”); provided that if (x) the Exchange Property consists of any Voting Securities of another Person and (y) after giving effect to such automatic conversion, SMBC and its Affiliates would collectively hold more than 4.99% of any Class of Voting Securities of such Person, then, at the Corporation’s option, (1) each share of Non-Voting Common Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall become convertible in connection with a Convertible Transfer or an Additional Issuance in accordance with the terms of Part II of Article FOURTH, at the option of the holders of Non-Voting Common Stock, into the Exchange Property, or (2) the Corporation shall redeem the holder’s Non-Voting Common Stock at a cash price per share of Non-Voting Common Stock equal to the Fair Market Value per share of Voting Common Stock. The holders of Non-Voting Common Stock shall not have any separate class vote on any Reorganization Event. A “Reorganization Event” shall mean:

(1)
any consolidation, merger, conversion or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Voting Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;

(2)
any sale, Transfer, lease, or conveyance to another Person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Voting Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;

(3)	any reclassification of the Voting Common Stock into securities other than the Voting Common Stock; or

(4)	any statutory exchange of the outstanding Common Stock for securities of another Person (other than in connection with a merger or acquisition).

(ii)          In the event that holders of the shares of the Voting Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Corporation shall ensure that the holders of Non-Voting Common Stock have the same opportunity to elect the form of consideration in accordance with the same procedures and pro ration mechanics that apply to the election to be made by the holders of the Voting Common Stock.

(iii)          The provisions of this paragraph (f) of Part II of Article FOURTH shall similarly apply to successive Reorganization Events or any series of transactions that results in a Reorganization Event and the provisions of this paragraph (f) of Part II of Article FOURTH shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(iv)          The Corporation (or any successor) shall, at least twenty (20) days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Non-Voting Common Stock of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this paragraph (f) of Part II of Article FOURTH.

(v)          Notwithstanding anything to the contrary in paragraph (b) of this Part II of Article FOURTH, if, at any time prior to a Conversion Date, the Corporation (i) issues to all holders of the Voting Common Stock (A) shares of securities or assets of the Corporation (other than shares of Common Stock or cash) as a dividend on the Voting Common Stock, or (B) certain rights or warrants entitling them for a period of sixty (60) days or less to purchase shares of Voting Common Stock at less than the current market value of the Voting Common Stock at that time, in each case, then the Corporation will make such provision as is necessary so that the holder of Non-Voting Common Stock receives (upon cancellation of such shares of Non-Voting Common Stock in the event of a tender offer or exchange offer) the same dividend or other asset or property, if any, as it would have received in connection with such Adjustment Event (as defined below) if it had been the holder on the record date (or the date such event is effective, as the case may be) of the number of shares of Voting Common Stock into which the shares of Non-Voting Common Stock held by such holder of Non-Voting Common Stock are then convertible; or (ii) purchases shares of Voting Common Stock pursuant to a tender offer or exchange offer generally available to holders of Voting Common Stock (subject to customary securities laws limitations) at above the current market value of the Voting Common Stock at that time, and in each such case the record date with respect to such event (or the date such event is effective, as the case may be) occurs on or after the date that any shares of Non-Voting Common Stock are first issued and prior to a Conversion Date (each such event described in (i)-(ii), an “Adjustment Event”), then the Corporation will make such provision to extend such tender offer or exchange offer on equivalent terms to the holders of Non-Voting Common Stock; provided that, to the extent that it is not reasonably practicable for the Corporation to make such provision, the terms of the Non-Voting Common Stock shall be adjusted to provide the holder of Non-Voting Common Stock with an economic benefit comparable to that which it would have received had such provision been made; it being understood that this paragraph (f)(v) shall not apply to the extent that any holder of Non-Voting Common Stock participates, or is permitted to participate, on a pro rata as-converted basis with the holders of Voting Common Stock. Notwithstanding anything to the contrary herein, this right shall not allow SMBC or its BHCA Affiliates to acquire a higher percentage of any Class of Voting Securities of the Corporation than SMBC and its BHCA Affiliates beneficially owned immediately prior to the event.

(g)          Conversion of Non-Voting Common Stock.

(i)          Upon the terms and in the manner set forth in this paragraph (g) of Part II of Article FOURTH, but subject to the restrictions set forth in Sections 4.1 and 4.2(a) of the Exchange Agreement, on any Conversion Date for any Convertible Transfer to a Non-BHCA Affiliate, each share of Non-Voting Common Stock subject to such Convertible Transfer (each, a “Subject Share”) will be converted into one fully-paid and non-assessable share of Voting Common Stock.

(ii)          To effect a Convertible Transfer, a holder of Non-Voting Common Stock shall deliver to the Corporation (x) a written notice (the “Notice of Convertible Transfer and Conversion”) that (1) identifies the proposed transferee and manner of Transfer, the number of Subject Shares to be converted and the corresponding number of shares of Voting Common Stock to be transferred (the “Conversion Shares”), (2) certifies that such Transfer is a Convertible Transfer and that the proposed transferee is a Non-BHCA Affiliate, (3) notifies the Corporation that such holder is tendering the Subject Shares for conversion in accordance with this this paragraph (g) of Part II of Article FOURTH and (4) provides instructions for delivery of the Conversion Shares on the Conversion Date and (y) a representation letter and other information as may be reasonably requested by the Corporation in accordance with Section 6.3(c) of the Exchange Agreement (collectively, the “Convertible Transfer Notice Documents”). The Notice of Convertible Transfer and Conversion must be received by the Corporation by 4:00 p.m., New York City time, two Business Days prior to the Conversion Date.

(iii)          Following receipt of valid Convertible Transfer Notice Documents, on the Conversion Date, the Corporation shall effect the conversion of the Subject Shares by delivering the Conversion Shares in accordance with the instructions provided in the Notice of Convertible Transfer and Conversion.

(iv)          Immediately upon conversion, the rights of the holders of Non-Voting Common Stock with respect to the shares of the Non-Voting Common Stock so converted shall cease and the persons entitled to receive the shares of Voting Common Stock upon the conversion of such shares of Non-Voting Common Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Voting Common Stock. In the event that a holder shall not by written notice designate the name in which shares of Voting Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of the shares of Non-Voting Common Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the holder of Non-Voting Common Stock and in the manner shown on the records of the Corporation.

(v)          All shares of Voting Common Stock which may be issued upon conversion of the shares of Non-Voting Common Stock will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable.

(h)          Conversion upon Additional Issuance.

(i)          If any action by the Corporation, which may include the issuance of additional Voting Common Stock (any such action, an “Additional Issuance”), has the effect of reducing the percentage of a Class of Voting Securities held by SMBC (together with its BHCA Affiliates), then SMBC may elect to convert each share of the Non-Voting Common Stock to an equivalent number of fully-paid and non-assessable shares of Voting Common Stock so long as such conversion does not allow SMBC (together with its BHCA Affiliates) to acquire a higher percentage of the Class of Voting Securities than SMBC (together with its BHCA Affiliates) controlled immediately prior to such conversion, which right shall be interpreted and applied in a manner consistent with 12 C.F.R. 225.9(a)(5); provided that the foregoing shall not apply with respect to any such action by the Corporation unless the aggregate resulting reduction of the percentage of a Class of Voting Securities held by SMBC (together with its BHCA Affiliates) would exceed one-half percent (0.5%).

(ii)          Upon SMBC’s (or its Affiliates) election to convert the Non-Voting Common Stock pursuant to paragraph (h)(i) of Part II of Article FOURTH, SMBC shall deliver to the Corporation a written notice (the “Additional Issuance Notice”) that notifies the Corporation that such holder of Non-Voting Common Stock is tendering the Non-Voting Common Stock for conversion in accordance with paragraph (h)(i) of Part II of Article FOURTH. Any such conversion shall be settled by the Corporation on the second business day following delivery of an Additional Issuance Notice in accordance with Section XX of Article SEVENTH.

(i)          Equal Status. Except as expressly provided in this Part II of Article FOURTH, including paragraph (f)(v) of this Part II of Article FOURTH, or required by applicable law, shares of Voting Common Stock and Non-Voting Common Stock shall have the same rights, privileges and preferences (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Corporation), rank equally, share ratably, be treated the same (including in any merger, consolidation, share exchange, stop split, reverse stock split, reclassification or other similar transaction) and be identical in all respects as to all matters; provided that, notwithstanding the foregoing, so long as the Corporation complies with paragraph (f)(v) of this Part II of Article FOURTH, the Corporation may repurchase or offer to repurchase, including through open market repurchases or tender offer, or otherwise redeem the Voting Common Stock or the Non-Voting Common Stock, without also repurchasing or offering to repurchase or otherwise redeeming any shares of Non-Voting Common Stock or Voting Common Stock, respectively.

(j)          Reservation of Stock.

(i)          The Corporation shall at all times reserve and keep available out of its authorized and unissued Voting Common Stock or shares acquired or created by the Corporation, solely for issuance upon the conversion of shares of Non-Voting Common Stock as provided in this Certificate of Incorporation, free from any preemptive or other similar rights, such number of shares of Voting Common Stock as shall from time to time be issuable upon the conversion of all the shares of Non-Voting Common Stock then outstanding.

(ii)          The Corporation hereby covenants and agrees that, for so long as shares of the Voting Common Stock are listed on the NYSE or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Non-Voting Common Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Voting Common Stock until the first conversion of Non-Voting Common Stock into Voting Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Voting Common Stock issuable upon conversion of the Non-Voting Common Stock in accordance with the requirements of such exchange or automated quotation system at such time.

III.          [Reserved]

FIFTH:          The Corporation’s Board of Directors has designated 10 shares of Preferred Stock as Series A Non-Voting Convertible Preferred Stock, which shall have the following designations, rights and preferences:

Section 1.          Designation and Amount. The shares of such series shall be designated as the “Series A Non-Voting Convertible Preferred Stock” (the “Convertible Preferred Stock”) and the number of shares constituting such series shall be ten (10).

Section 2.          Dividends and Distribution. (1) The holders of Convertible Preferred Stock, in preference to the holders of common stock, par value $1.00 per share of the Company (the “Voting Common Stock”) and the holders of non-voting common stock, par value $1.00 per share of the Company (the “Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”), shall be entitled to receive, subject to Section 510 of the New York Business Corporation Law (“NYBCL”), when, as and if declared by the Board of Directors out of surplus of the Company legally available for the payment of dividends, a pro rata share of any dividends declared and paid with respect to Common Stock (determined as if the Convertible Preferred Stock had been fully converted into Voting Common Stock as provided herein). The Board of Directors may fix a record date for the determination of holders of Convertible Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall coincide with the record date selected with respect to the dividends declared and to be paid to holders of Common Stock.

(a)          If any dividend payment on the Convertible Preferred Stock is not paid as required herein, the Company shall be prohibited from declaring, paying or setting apart for payment any dividends or making any other distributions on any Common Stock, and from redeeming, purchasing or otherwise acquiring (or making any payment to or available for a sinking fund for the redemption, purchase or other acquisition of any shares of such stock) (either directly or through any Subsidiary) any Common Stock, until all such dividends that are due are paid in full. Dividends paid on the Convertible Preferred Stock in an amount less than the total amount of such dividends payable and due on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(b)          The holders of Convertible Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3.          Voting Rights. The holders of shares of Convertible Preferred Stock shall have no voting rights, and their consent shall not be required for the taking of any corporate action, except as is required by the NYBCL.

Section 4.          Conversion. Each share of Convertible Preferred Stock shall automatically and immediately be converted into a number of Voting Common Stock equal to the Conversion Number on the earlier to occur of (i) the date the Company determines (with the concurrence of the Initial Holders of the Convertible Preferred Stock) that the approval required from the Federal Reserve Board with respect to the conversion of the Convertible Preferred Stock held by the Initial Holders into Voting Common Stock has been obtained, (ii) the sale in accordance with the terms hereof to a Person that is not an Affiliate of the Initial Holders of the Convertible Preferred Stock and (iii) 90 days following the issuance of the Convertible Preferred Stock to the Initial Holders of the Convertible Preferred Stock .

Section 5.          Adjustment of Conversion Number. (1) Share Dividends, Subdivisions, Reclassifications, Combinations. If the Company declares a dividend or makes a distribution on the outstanding Voting Common Stock in Voting Common Stock, or subdivides or reclassifies the outstanding Voting Common Stock into a greater number of Voting Common Stock, or combines the outstanding Voting Common Stock into a smaller number of Voting Common Stock, then, in each such event,

(i)          the then applicable Conversion Number shall be adjusted so that the registered holder of each Convertible Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of Voting Common Stock which such holder would have been entitled to receive immediately after the happening of any of the events described above had such Convertible Preferred Stock been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier; and

(ii)          an adjustment to the Conversion Number made pursuant to this clause (a) shall become effective (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Voting Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

(b)          Issuances upon Merger, Amalgamation, Consolidation or Sale of Company. If the Company shall be a party to any transaction (including a merger, amalgamation, consolidation, sale of all or substantially all of the Company’s assets, liquidation or recapitalization of the Common Stock and excluding any transaction to which Section 5(a) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for different securities of the Company or common shares or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of Convertible Preferred Stock shall be entitled, upon conversion, to an amount per Convertible Preferred Stock equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as applicable, into which or for which each Common Share is changed or exchanged multiplied by (B) the Conversion Number in effect immediately prior to the consummation of such transaction.

(c)          Adjustment to Certificate. Irrespective of any adjustments in the Conversion Number or the kind of shares into which of the Convertible Preferred Stock will automatically convert pursuant hereto, certificates theretofore or thereafter issued may continue to express the same Conversion Number and kind of shares as are stated on the certificates initially issuable pursuant to the provisions hereof, but such Conversion Number and number and kind of shares shall be understood to be adjusted as provided herein.

(d)          Notices of Adjustment. (i) Upon any adjustment of the Conversion Number pursuant to Section 5, the Company shall promptly, but in any event within 10 days thereafter, cause to be given to each registered holder of a Convertible Preferred Stock, at its address appearing on the share register by registered mail, postage prepaid, a certificate signed by an executive officer setting forth the Conversion Number and/or the number of shares of other securities or assets issuable upon the conversion of each Convertible Preferred Stock as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 5. (ii) In the event the Company proposes to take (or receives notice of) any action which would require an adjustment of the Conversion Number pursuant to Section 5, then the Company shall cause to be given to each registered holder of Convertible Preferred Stock at its address appearing on the share register, at least 10 days prior to the applicable record date or effective date for such action, a written notice in accordance with Section 5: (A) stating such record date or effective date, (B) describing such action in reasonable detail and (C) stating the date as of which it is expected that holders of record of Common Stock shall be entitled to receive any applicable dividends or distributions or to exchange their shares for securities or other property, if any, deliverable upon such action. The failure to give the notice required by this Section 5(d) or any defect therein shall not affect the legality or validity of any such action or the vote upon any such action.

Section 6.          Liquidation, Dissolution or Winding Up. (1) If the Company shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under applicable bankruptcy, insolvency or similar laws, or consent to the entry of an order for relief of any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Company shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Company, the holders of Convertible Preferred Stock shall be entitled to receive a pro rata share (determined as if the Convertible Preferred Stock had been fully converted into Voting Common Stock as provided herein) of any distributions made to the holders of Common Stock (“Liquidating Distributions”); provided, however, that each holder of Convertible Preferred Stock shall not receive less than $10.00 per share of Convertible Preferred Stock owned of record by such holder together with an amount in cash equal to all dividends accrued and unpaid thereon to the date of such distribution or payment (the “Liquidation Preference”).

(a)          Neither the consolidation, merger, amalgamation or other business combination of the Company with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Company to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section 6.

Section 7.          Rank. The Convertible Preferred Stock shall rank, with respect to preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof, including, without limitation, with respect to the payment of dividends and redemption payments and the distribution of assets, prior to all Common Stock of the Company only to the extent provided herein and otherwise shall rank pari passu with the Common Stock. As provide in Section 6, with respect to any event that would require payment of the Liquidation Preference pursuant to Section 6(a), the Convertible Preferred Stock shall rank prior to all Common Stock with respect to distributions up to an amount equal to such Liquidation Preference, and with respect to all other distributions, pari passu with all Common Stock of the Company.

Section 8.          Transfer. Except to the extent required by applicable law, Convertible Preferred Stock may not be transferred, other than (i) with the prior written consent of the Company, which consent shall not be unreasonably withheld or (ii) by any Initial Holder to one of its Affiliates. The Convertible Preferred Stock has not been registered under the Securities Act and may not be offered or sold in the United States or to any citizen or resident of the United States in the absence of a valid registration under the Securities Act except in reliance on an exemption from the registration requirements of the Securities Act.

Section 9.          Definitions. For the purposes of this Exhibit:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Board of Directors” means the Board of Directors of the Company.

“Company” means Leucadia National Corporation.

“Conversion Number” means initially 134,772 and thereafter shall be subject to adjustment from time to time pursuant to the terms of Section 5 hereof.

“Initial Holders” means each purchaser of Convertible Preferred Stock pursuant to the Subscription Agreement, dated as of December 23, 2002, among such purchasers and the Company.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a Company, a partnership, a trust or other entity.

“Securities Act” shall mean the United States Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Subsidiary” of any Person means any Company or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

SIXTH:          The Corporation’s Board of Directors has designated 125,000 shares of Preferred Stock as 3.25% Series A Cumulative Convertible Preferred Shares, which shall have the following designations, rights and preferences:

Section 1.          Designation and Amount. The shares of such series shall be designated as the “3.25% Series A Cumulative Convertible Preferred Shares” (the “Series A Cumulative Convertible Preferred Shares”) and the number of shares constituting such series shall be 125,000.

Section 2.          Certain Definitions. As used in this Article SIXTH, the following terms shall have the following meanings, unless the context otherwise requires:

“Acquisition Stock Price” shall have the meaning assigned to it in Section 8(b) hereof.

“Additional Shares” shall have the meaning assigned to it in Section 8(a) hereof.

“Adjustment Event Date” shall have the meaning assigned to it in Section 9(k) hereof.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Base Dividend” shall have the meaning assigned to it in Section 9(a)(iv) hereof.

“Board of Directors” means either the board of directors of the Corporation or any duly authorized committee of such board.

“Business Day” means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificate” means this Certificate of Amendment of the Certificate of Incorporation.

“Change of Control Transaction” means any of the following: (i) any acquisition by any person or “group” (as defined in Rule 13d-5 under the Exchange Act) (other than (x) any ESOP or other employee benefit plan of the Corporation (unless such ESOPs and other employee benefit plans in the aggregate own greater than 80% of the Corporation’s outstanding voting stock) or (y) holders of the Series A Cumulative Convertible Preferred Shares and their Affiliates) of (a) more than 50% of the outstanding voting stock of the Corporation (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise), unless the Corporation’s management, directors or their appointees constitute at least 50% of the acquiror’s or the surviving company’s board of directors or similar governing body, or (b) assets constituting all or substantially all of the assets of the Corporation and its subsidiaries, unless the Corporation’s management, directors or their appointees constitute at least 50% of the acquiror’s board of directors or similar governing body, or (ii) continuing directors (i.e., members of the Board of Directors currently or individuals who become such members on the basis of appointment, election or nomination for election duly approved by a majority of the continuing directors on the Board of Directors at such time) cease to constitute a majority of the Board of Directors.

“Closing Sale Price” of the shares of Voting Common Stock or other capital stock or similar equity interests on any date means the closing sale price per share or interest (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange or inter-dealer quotation system on which such shares of Voting Common Stock or such other capital stock or similar equity interests are traded. In the absence of such a quotation, the Corporation shall be entitled to determine in good faith the Closing Sale Price on such basis as it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

“Common Stock” means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation.

“Conversion Agent” shall have the meaning assigned to it in Section 18(a) hereof.

“Conversion Date” shall have the meaning assigned to it in Section 7(b) hereof.

“Conversion Price” per share of the Series A Cumulative Convertible Preferred Shares means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

“Conversion Rate” per share of the Series A Cumulative Convertible Preferred Shares means 32.4231 shares of Voting Common Stock, subject to adjustment pursuant to Section 9 hereof.

“Conversion Transaction Expiration Date” shall mean either (a) the date that is 75 days after the latest date any holder of shares of Series A Cumulative Convertible Preferred Shares shall have made an HSR Filing in connection with the conversion of such shares into Voting Common Stock in anticipation or as a result of such transaction or (b) 30 days after the date of such transaction, if no such filing shall have been made.

“Corporation” shall have the meaning assigned to it in the preamble to this Certificate, and shall include any successor to such Corporation.

“Corporation Option Redemption” shall have the meaning assigned to it in Section 6(a).

“Default Event” shall mean any of the following events shall have occurred:

(i)	the Corporation shall fail to pay in full accrued and unpaid dividends for an aggregate of twenty (20) or more Dividend Payment Dates; or

(ii)
a failure of the Corporation to comply in any material respect with its obligations set forth in this Certificate or a failure of Jefferies Group, Inc. (or its successor-in-interest) to comply in any material respect with its obligations set forth in the Purchase Agreement, which failure is not remedied within 10 days upon either the Corporation’s receipt of notice from any holder of the Series A Cumulative Convertible Preferred Shares or actual knowledge of the failure by any Officer, or the occurrence under the Registration Rights Agreement of a Registration Default, as defined under Section 2(g) of such agreement, which failure is not remedied within 60 days upon either the Corporation’s receipt of notice from any holder of the Series A Cumulative Convertible Preferred Shares or actual knowledge of the Registration Default by any Officer; or

(iii)
the Corporation or any of its material subsidiaries shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or any of its property; (B) admit in writing its inability to pay debts as they mature; (C) make a general assignment for the benefit of creditors; (D) be adjudicated bankrupt or insolvent; (E) file a voluntary petition in bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; (F) have failed to have in involuntary petition in bankruptcy filed against it dismissed and discharged within sixty (60) calendar days after the date of such filing; (G) corporate actions shall be taken for the purpose of effecting any of the foregoing; or (H) an order judgment or decree shall be entered without the application, approval or consent of the Corporation or such material subsidiary, by any court of competent jurisdiction, approving a petition seeking reorganization of the Corporation or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for sixty (60) calendar days; or

(iv)	the Termination of Trading; or

(v)	any of the representations and warranties contained in the Purchase Agreement in relation thereto shall be false or misleading in any material respect.

“Default Rate” shall mean 4.0% per annum.

“Designated Event” means an event or condition that shall be deemed to have occurred upon a Fundamental Change or a Termination of Trading.

“Determination Date” shall have the meaning assigned to it in Section 9(k) hereof.

“Dividend Payment Date” shall have the meaning assigned to it in Section 4(a) hereof.

“Dividend Period” shall mean the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the immediately succeeding Dividend Payment Date.

“ESOP” shall mean an Employee Stock Ownership Plan established and maintained solely for the benefit of the employees of the Corporation.

“Exchange Act” shall mean the U. S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, at any date of determination and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Fundamental Change” means the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 90% or more of the shares of Common Stock are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration which is not at least 90% of the shares of common stock of the Person which is conducting the business of the Corporation immediately after such transaction or event that (i) is listed on, or immediately after such transaction or event will be listed on, a United States national securities exchange or (ii) is approved, or immediately after such transaction or event will be approved, for quotation thereof in an inter-dealer quotation system of any registered United States national securities association. (For the avoidance of doubt, any merger, stock purchase, recapitalization, reorganization, redemption, issuance of stock or similar transaction pursuant to which the holders of Common Stock will receive, or have the right to receive, primarily cash or Illiquid Securities in exchange for or in consideration of, their shares of Common Stock shall constitute a Fundamental Change.)

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Hart Scott Rodino Act” shall mean the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

“Holder’s Redemption Notice” shall have the meaning assigned to it in Section 6(d)(i) hereof.

“HSR Filing” shall have the meaning assigned to it in Section 17.

“Illiquid Securities” shall mean shares of Capital Stock or other interests (a) which are not listed on a United States national securities exchange or approved for quotation thereof in an inter-dealer quotation system of any registered United States national securities association or (b) in respect of which, there is no liquid market for the purchase and sale of such shares or other interests.

“Issue Date” means March 1, 2013.

“Junior Stock” shall have the meaning assigned to it in Section 3(a) hereof.

“Letter Agreement” shall mean the Letter Agreement, dated as of February 15, 2013, by and among Jefferies Group, Inc., JSP Holdings, Inc., the Corporation, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company.

“Liquidation Preference” shall have the meaning assigned to it in Section 5(a) hereof.

“Mandatory Redemption Events” shall mean any one or more of a Change of Control Transaction, Designated Event or a Default Event.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Comptroller, any Assistant Comptroller, the Secretary or any Assistant Secretary of the Corporation.

“outstanding” means, when used with respect to the Series A Cumulative Convertible Preferred Shares, as of any date of determination, all shares of the Series A Cumulative Convertible Preferred Shares outstanding as of such date; provided, however, that, if such Series A Cumulative Convertible Preferred Shares is to be redeemed or repurchased, notice of such redemption or repurchase has been duly given pursuant to this Certificate and a sufficient sum set apart for the payment of the Redemption Price for the shares of the Series A Cumulative Convertible Preferred Shares to be redeemed, then immediately after such Redemption Date such shares of the Series A Cumulative Convertible Preferred Shares shall cease to be outstanding; provided further that, in determining whether the holders of the Series A Cumulative Convertible Preferred Shares have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series A Cumulative Convertible Preferred Shares owned by the Corporation or a Subsidiary or Affiliate thereof shall be deemed not to be outstanding, except that, in determining whether any Registrar or Transfer Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series A Cumulative Convertible Preferred Shares which such Registrar has actual knowledge of being so owned by the Corporation or a Subsidiary or Affiliate thereof shall be deemed not to be outstanding.

“Parity Stock” shall have the meaning assigned to it in Section 3(b) hereof.

“Paying Agent” shall have the meaning assigned to it in Section 18(a) hereof.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Proposed Redemption Date” shall have the meaning assigned to it in Section 6(c)(i).

“Purchase Agreement” shall mean the Purchase Agreement, dated as of February 17, 2006, by and among Jefferies Group, Inc., Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company.

“Record Date” means (i) with respect to the dividends payable on January 15, April 15, July 15 and October 15 of each year, the January 1, April 1, July 1 and October 1, respectively, immediately preceding such date and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 9, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” shall mean (a) in the case of a Corporation Option Redemption, the date that is fixed for redemption of the Series A Cumulative Convertible Preferred Shares by the Corporation in accordance with Section 6(a) hereof and (b) in the case of a redemption in accordance with Section 6(b), the date as specified in Section 6(b).

“Redemption Price” means $1,000.00 per share, plus accrued and unpaid dividends (whether or not declared) to the date of payment.

“Registrar” shall mean the Person responsible for recordation and registration of the name, addresses and amounts of the registered holders of the Series A Cumulative Convertible Preferred Shares.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the date hereof, among the Corporation, Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company.

“Related Fund” shall mean, with respect to any holder of Series A Cumulative Convertible Preferred Shares, any fund or entity that (a) invests in securities or bank loans and (b) is advised or managed by such holder, the same investment advisor of such holder or by an affiliate of such holder or advisor.

“Right of First Refusal” shall have the meaning assigned to it in Section 15(b)(i) hereof.

“Rights Plan” shall have the meaning assigned to it in Section 9(n) hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series A Cumulative Convertible Preferred Shares” shall have the meaning assigned to it in Section 1 hereof.

“Spin-Off” shall have the meaning assigned to it in Section 9(a)(iii) hereof.

“Stated Value” means $1,000 per share.

“Subsidiary” means, with respect to any Person, (a) any corporation, association, business entity or other Person of which more than 50% of the total voting power of shares of capital stock or equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Termination of Trading” shall mean that shares of Voting Common Stock (or other shares of common stock or other securities or rights into which the Series A Cumulative Convertible Preferred Shares is then convertible) are, for a period of more than 15 consecutive Business Days, neither listed for trading on a United States national or regional securities exchange nor approved for listing on a United States national securities exchange or for quotation on an inter-dealer quotation system of any registered United States national securities association.

“Trading Day” means, in respect of Voting Common Stock or other securities as the context requires, a day during which trading in securities generally occurs on the principal national or regional securities exchange on which such Voting Common Stock or other security is then listed, or, if such Voting Common Stock or other security is not listed on a national or regional securities exchange, on the Nasdaq National Market, or if such Voting Common Stock or other security is not quoted on the Nasdaq National Market, on the principal other market on which such Voting Common Stock or other security is then traded.

“Transfer Agent” shall mean the Person assigned to transfer the Series A Cumulative Convertible Preferred Shares in accordance with Section 12 hereof.

“Transaction Consideration” shall have the meaning assigned to it in Section 8(a) hereof.

“Voluntary Acquisition Transaction” shall mean a Change of Control Transaction or Fundamental Change in respect of which the Corporation voluntarily enters into one or more agreements to effect such transaction and such agreements shall have been approved by the Board of Directors.

“Voting Common Stock” means the shares of the class designated as the common stock of the Corporation at the date of this Certificate (namely, the Common Stock, par value $1.00 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

Section 3.          Rank. The Series A Cumulative Convertible Preferred Shares shall, with respect to dividend rights or rights upon liquidation, winding-up or dissolution (after payment of amounts owing to creditors of the Corporation), rank:

(a)          senior to the Common Stock and any other class or series of Capital Stock of the Corporation, the terms of which do not expressly provide that such class or series ranks on a parity with the Series A Cumulative Convertible Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Junior Stock”); and

(b)          on a parity with any other class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks on a parity with the Series A Cumulative Convertible Preferred Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Parity Stock”).

Section 4.          Dividends. (a) Quarterly Dividends. Holders of the Series A Cumulative Convertible Preferred Shares shall be entitled to receive, whether or not earned or declared by the Board of Directors, out of funds legally available for payment, cumulative cash dividends at the rate per annum of 3.25% of the Stated Value per share, subject in each case to the provisions of Section 6(f). Such dividends shall be cumulative from the Issue Date and shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 (each a “Dividend Payment Date”); provided that, if any Dividend Payment Date falls on a day that is not a Business Day, the related dividend will be paid on the next day that is a Business Day, with the same force and effect as if the dividend payment had been made on such Dividend Payment Date and without any interest or other payment with respect to the delay. Dividends shall also be payable upon any Redemption Date and upon the final distribution date relating to the liquidation, dissolution or winding-up of the Corporation. The first Dividend Payment Date shall be April 15, 2013. Dividends on the Series A Cumulative Convertible Preferred Shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the records of the Corporation at the close of business on the applicable Record Date.

(b)          Cumulative Dividends. Dividends on the Series A Cumulative Convertible Preferred Shares shall accumulate from and including the Issue Date. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Series A Cumulative Convertible Preferred Shares which may be in arrears. Subject to Section 4(d), holders of the Series A Cumulative Convertible Preferred Shares shall not be entitled to any dividends in excess of the full cumulative dividends as described above.

(c)          Dividend Priority. No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A Cumulative Convertible Preferred Shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of the Series A Cumulative Convertible Preferred Shares.

(d)          Dividend Preference. No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Corporation (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), other than in connection with the purchase by the Corporation of any shares of Voting Common Stock upon the exercise or deemed exercise of options or rights to purchase shares of Voting Common Stock which were issued pursuant to any present or future employee, director or consultant incentive or benefit plan or program of or assumed by the Corporation or any of its subsidiaries, in each case, adopted in good faith and approved by a majority of the independent directors of the Board of Directors, unless all accumulated and unpaid dividends have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series A Cumulative Convertible Preferred Shares and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Series A Cumulative Convertible Preferred Shares and any Parity Stock, dividends may be declared and paid on the Series A Cumulative Convertible Preferred Shares and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Series A Cumulative Convertible Preferred Shares and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of the Series A Cumulative Convertible Preferred Shares and such Parity Stock bear to each other. Holders of shares of the Series A Cumulative Convertible Preferred Shares will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends.

Section 5.          Liquidation Preference. (a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, holders of the Series A Cumulative Convertible Preferred Shares shall be entitled to receive $1,000.00 per share of the Series A Cumulative Convertible Preferred Shares plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holders (such amounts which are entitled to be received herein referred to as the “Liquidation Preference”); but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, distributable among the holders of the Series A Cumulative Convertible Preferred Shares are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Cumulative Convertible Preferred Shares and any other Parity Stock ratably in accordance with the respective amounts that would be payable on such shares of the Series A Cumulative Convertible Preferred Shares and any such other Parity Stock if all amounts payable thereon were paid in full.

(b)          Certain Transactions not a Liquidation. Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation’s property or assets nor the consolidation, merger or amalgamation of the Corporation with or into any corporation or other entity or the consolidation, merger or amalgamation of any corporation or other entity with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(c)          Liquidating Distributions on Junior Stock. Subject to the rights of the holders of any Parity Stock, after payment has been made in full to the holders of the Series A Cumulative Convertible Preferred Shares, as provided in this Section 5, holders of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid Or distributed, and the holders of the Series A Cumulative Convertible Preferred Shares shall not be entitled to share therein.

Section 6.          Redemption of the Series A Cumulative Convertible Preferred Shares. Shares of the Series A Cumulative Convertible Preferred Shares shall be redeemable by the Corporation in accordance with this Section 6.

(a)          Redemption at the Corporation’s Option. The Corporation shall have no option to redeem any shares of the Series A Cumulative Convertible Preferred Shares before January 15, 2023. On or after January 15, 2023, the Corporation shall have the option to redeem, (each a “Corporation Option Redemption”), subject to Section 6(n) hereof, in whole or in part (if in part, in an amount equal to at least 10% of the then outstanding shares of the Series A Cumulative Convertible Preferred Shares) at the Redemption Price on the Redemption Date specified by the Corporation, but in any event the Corporation must redeem any outstanding shares of the Series A Cumulative Convertible Preferred Shares on January 15, 2038 at the Redemption Price.

(b)          Redemption at Holder’s Option. In the event of a Mandatory Redemption Event, each holder of the Series A Cumulative Convertible Preferred Shares will have the right to require the Corporation to redeem all or any portion of the Series A Cumulative Convertible Preferred Shares held by it at the Redemption Price. In the event of a Mandatory Redemption Event in respect of which any such holder elects to require the Corporation to make such a redemption, the Redemption Date shall be (i) in the case of a Voluntary Acquisition Transaction giving rise to such election, the date of closing of such Voluntary Acquisition Transaction or (ii) in all other cases the date which is the 30th day after such holder’s Redemption Notice in respect thereto.

(c)          Redemption Procedure. Within 15 days after an Officer becomes aware of any event or condition which could reasonably be expected to give rise to a Mandatory Redemption Event (other than a Voluntary Acquisition Transaction), within five Business Days after a Voluntary Acquisition Transaction shall have been announced to the public or becomes a matter of public record and in the event the Corporation elects a Corporation Option Redemption, not less than 30 days nor more than 60 days prior to the Redemption Date specified by the Corporation, the Corporation shall send a written notice by first class mail to each holder of record of the Series A Cumulative Convertible Preferred Shares at such holder’s registered address, stating:

(i)          in the case of a Corporation Option Redemption, the Redemption Date and, in the case of the occurrence or potential occurrence of a Mandatory Redemption Event, the events causing such Mandatory Redemption Event and the date upon which such Mandatory Redemption Event occurred or is expected to occur (the “Proposed Redemption Date”);

(ii)          the Redemption Price that will be payable with respect to the shares of the Series A Cumulative Convertible Preferred Shares as of the Redemption Date or the Proposed Redemption Date, and whether such Redemption Price will be paid, subject to the provisions of Section 6(f) in cash or, if applicable, in shares of Voting Common Stock or if a combination of cash and Voting Common Stock, the portions of the Redemption Price in respect of which the Corporation will pay in cash and shares of Voting Common Stock;

(iii)          the Conversion Price, the Conversion Rate and any adjustments thereto made after the Issue Date, in each case as of the date of such notice;

(iv)          if such Mandatory Redemption Event is proposed to be made in connection with, or in anticipation of, a Fundamental Change that occurs prior to January 16, 2023, the Transaction Consideration, the number of Additional Shares and the additional Transaction Consideration which such holder would be entitled to receive pursuant to the provisions of Section 8.

(v)          that shares of the Series A Cumulative Convertible Preferred Shares which are the subject of such redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;

(vi)          if applicable, that holders who want to convert shares of the Series A Cumulative Convertible Preferred Shares must satisfy the requirements set forth in Section 7 of this Certificate;

(vii)          that certificates evidencing the shares of the Series A Cumulative Convertible Preferred Shares to be redeemed must be surrendered to the Corporation to collect the Redemption Price;

(viii)          if fewer than all the outstanding shares of the Series A Cumulative Convertible Preferred Shares are to be redeemed by the Corporation, the number of shares to be redeemed of the Series A Cumulative Convertible Preferred Shares;

(ix)          that, unless the Corporation defaults in making payment of such Redemption Price, dividends in respect of the shares of the Series A Cumulative Convertible Preferred Shares which are the subject of such redemption will cease to accumulate on and after the Redemption Date;

(x)          the private placement number of the Series A Cumulative Convertible Preferred Shares; and

(xi)          any other information the Corporation wishes to present.

(d)          Conditions to All Redemptions

(i)          With respect to a redemption at the option of a holder in connection with a Mandatory Redemption Event, such holder of shares of the Series A Cumulative Convertible Preferred Shares that are outstanding at the time of such Mandatory Redemption Event shall exercise its rights in Section 6(b) to have all or any portion of its Series A Cumulative Convertible Preferred Shares redeemed by the Corporation by sending a written notice (which shall be in substantially the form of Exhibit B by first class U.S. mail, overnight courier, hand delivery or facsimile transmission) (a “Holder’s Redemption Notice”) to the Corporation at any time prior to the close of business on (A) in the case of a Voluntary Acquisition Transaction, the tenth Business Day immediately before the applicable Redemption Date or (B) in all other cases, (x) the 30th day after the date such holder shall have received the Corporation’s notice described in Section 6(c) above or (y) if no such notice shall have been given, the 60th day after such holder shall have become aware of the existence of such Mandatory Redemption Event. Upon receipt by the Corporation of the Holder’s Redemption Notice, the holder of the shares of the Series A Cumulative Convertible Preferred Shares in respect of which such Holder’s Redemption Notice was given shall (unless such Holder’s Redemption Notice is withdrawn as specified below) thereafter be entitled, subject to legally available funds, to receive the Redemption Price with respect to such shares of the Series A Cumulative Convertible Preferred Shares, subject to this Section 6.

(ii)          With respect to any redemption pursuant to this Section 6, the delivery to the Corporation of the certificates evidencing such shares of the Series A Cumulative Convertible Preferred Shares to be redeemed (together with all necessary endorsements) at the office of the Corporation or such other place as the Corporation may specify shall be a condition to the receipt by the holder of the Redemption Price.

(iii)          Any redemption by the Corporation contemplated pursuant to the provisions of this Section 6 shall be consummated by the delivery of the consideration to be received by the holder whose shares of Series A Cumulative Convertible Preferred Shares are to be redeemed promptly following the later of the Redemption Date and the time of delivery of the certificates evidencing such shares of the Series A Cumulative Convertible Preferred Shares to the Corporation in accordance with this Section 6.

(e)          Withdrawal of Holder’s Redemption Notice. Notwithstanding anything herein to the contrary, any holder of the Series A Cumulative Convertible Preferred Shares that remains outstanding after a Mandatory Redemption Event who shall have delivered to the Corporation the Holder’s Redemption Notice shall have the right to withdraw such Holder’s Redemption Notice in whole or as to a portion thereof that is at least a full share of the Series A Cumulative Convertible Preferred Shares at any time prior to the close of business on the Business Day before the Redemption Date by delivery of a written notice of withdrawal to the Corporation in accordance with provisions of this Section 6(e) specifying:

(i)          the certificate numbers for such shares in respect of which such notice of withdrawal is being submitted;

(ii)          the number of whole shares of the Series A Cumulative Convertible Preferred Shares with respect to which such notice of withdrawal is being submitted; and

(iii)          the number of shares of the Series A Cumulative Convertible Preferred Shares, if any, that remain subject to the original Holder’s Redemption Notice and have been or will be delivered for redemption by the Corporation.

The Corporation will promptly return to the respective holders thereof all certificates representing any shares of the Series A Cumulative Convertible Preferred Shares with respect to which a Holder’s Redemption Notice has been withdrawn in compliance with this Certificate, in which case, upon such return, the Holder’s Redemption Notice with respect thereto shall be deemed to have been withdrawn.

(f)          Payment of Redemption Price. The Redemption Price shall be paid, at the option of the Corporation, in cash, shares of Voting Common Stock, or any combination thereof; provided that if the Corporation is redeeming Series A Cumulative Convertible Preferred Shares at a holder’s request upon the occurrence of a Mandatory Redemption Event, the Redemption Price shall be payable only in cash; provided further, that if upon the Redemption Date, the Corporation is prohibited from paying the Redemption Price in cash under the terms of any indebtedness of the Corporation or by applicable law. the Corporation shall, if permitted under the terms of such indebtedness and under applicable laws. elect to pay the Redemption Price in shares of Voting Common Stock; and provided further that the Corporation shall not be permitted to pay all or any portion of the Redemption Price in shares of Voting Common Stock in the case of a Default Event and provided further that the Corporation shall not be permitted to pay all or any portion of the Redemption Price in shares of Voting Common Stock in the case of a Change of Control Transaction or a Designated Event unless:

(i)          the Corporation shall have given timely notice pursuant to Section 6(c) hereof of its intention to redeem all or a specified portion of the Series A Cumulative Convertible Preferred Shares with shares of Voting Common Stock as provided herein;

(ii)          the Corporation shall have registered such shares of Voting Common Stock under the Securities Act and the Exchange Act, in each case, if required or desirable to permit such holder to freely sell or transfer such shares without any restrictions as to time, amount or other factors which limit the ability of such holder to freely trade such shares in recognized liquid markets;

(iii)          such shares of Voting Common Stock have been approved for listing on a national securities exchange or have been approved for quotation in an inter-dealer quotation system of any registered United States national securities association; and

(iv)          any necessary qualification or registration under applicable state securities laws have been obtained, if required or desirable to permit such holder to freely sell or transfer such shares without any restrictions as to time, amount or other factors which limit the ability of such holder to freely trade such shares in recognized liquid markets; provided further that if the Corporation shall be prohibited under any agreements applicable to it from paying the Redemption Price in cash, or an event of default (howsoever described) shall arise under any such agreement upon the payment of the Redemption Price in cash, then, notwithstanding any notice by the Corporation to the contrary, the Corporation shall, to the extent not prohibited by such agreements and applicable law, pay the Redemption Price in Voting Common Stock or, in the case of a merger in which the Corporation is not the surviving Person, common stock of the surviving Person or its direct or indirect parent company which is the equivalent of Voting Common Stock.

If each of the foregoing conditions to pay the Redemption Price in shares of Voting Common Stock are not satisfied with respect to any holder or holders of the Series A Cumulative Convertible Preferred Shares prior to the close of business on the last day prior to the Redemption Date and the Corporation has elected to redeem the Series A Cumulative Convertible Preferred Shares pursuant to this Section 6 through the issuance of shares of Voting Common Stock, then, notwithstanding any election by the Corporation to the contrary, subject to there being legally available funds therefor, the Corporation shall pay the entire Redemption Price of the Series A Cumulative Convertible Preferred Shares of such holder or holders in cash provided if the Corporation does not (whether prohibited by applicable law, agreements in respect of its indebtedness or otherwise) pay the Redemption Price in the form and on the date required hereunder the dividend rate on each share of Series A Cumulative Convertible Preferred Shares which is the subject of such redemption shall be increased, commencing on the applicable Redemption Date, to the Default Rate and shall thereafter accrue on the Liquidation Preference per share for each such share. Except as provided in the preceding sentence, the Corporation may not change the form of consideration to be paid for the Series A Cumulative Convertible Preferred Shares after the mailing of written notice of the Redemption Date pursuant to Section 6(c).

(g)          Payments in Voting Common Stock. Payment of the specified portion of the Redemption Price in shares of Voting Common Stock pursuant to Section 6(f) hereof shall be made by the issuance of a number of shares of Voting Common Stock equal to the quotient obtained by dividing (i) the portion of the Redemption Price, as the case may be, to be paid in shares of Voting Common Stock by (ii) 97.5% of the average of the Closing Sale Prices of the Voting Common Stock for the 20 Trading Days immediately preceding and including the second Trading Day prior to the Redemption Date (appropriately adjusted to take into account the occurrence, during such period of any event described in Section 9). The Corporation will not issue fractional shares of Voting Common Stock in payment of the Redemption Price. Instead, the Corporation will pay cash based on the average of the Closing Sale Prices of the Voting Common Stock for the 20 Trading Days immediately preceding and including the second Trading Day prior to the Redemption Date (appropriately adjusted to take into account the occurrence, during such period of any event described in Section 9) for all fractional shares on the Redemption Date.

(h)          Time of Payment. If the Corporation gives notice of redemption, then by 11:00 a.m. (New York City time) on the Redemption Date, the Corporation shall, subject to there being legally available funds therefor, pay to the holders of the Series A Cumulative Convertible Preferred Shares a sufficient sum of cash or, if applicable, Voting Common Stock or a combination of cash and Voting Common Stock, sufficient to pay the aggregate Redemption Price of all shares of the Series A Cumulative Convertible Preferred Shares which are to be redeemed as of the Redemption Date.

(i)          No Dividends on Preferred Shares. If on the Redemption Date, the Corporation has paid the Redemption Price as aforesaid for the shares of the Series A Cumulative Convertible Preferred Shares delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Series A Cumulative Convertible Preferred Shares called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 6.

(j)          Condition to Redemption Payment. Payment of the Redemption Price for shares of the Series A Cumulative Convertible Preferred Shares is conditioned upon physical delivery of certificates representing the Series A Cumulative Convertible Preferred Shares, together with necessary endorsements, to the Corporation at its office or at such other place as the Corporation may designate at any time after delivery of the notice of redemption.

(k)          Payment of Dividends in Certain Circumstances. If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of the Series A Cumulative Convertible Preferred Shares at the close of business on that Record Date shall be entitled to receive the dividends to be paid on those shares on the corresponding Dividend Payment Date.

(l)          Series A Cumulative Convertible Preferred Shares Redeemed in Part. If fewer than all the outstanding shares of the Series A Cumulative Convertible Preferred Shares are to be redeemed at the option of the Corporation, the particular shares to be redeemed shall be redeemed pro rata among the holders thereof (based on the respective outstanding Redemption Prices for such shares held by each holder).

(m)          New Stock Certificates. Upon surrender of a certificate or certificates representing shares of the Series A Cumulative Convertible Preferred Shares which are to be redeemed in part and part of such shares shall remain outstanding after a Redemption Date, the Corporation shall execute and deliver to such holder of such outstanding shares, a new certificate representing such shares in an amount equal to the unredeemed portion of the shares of the Series A Cumulative Convertible Preferred Shares surrendered for partial redemption.

(n)          Arrears in Dividends. Notwithstanding the foregoing provisions of this Section 6, unless full cumulative dividends (whether or not declared) on all outstanding shares of the Series A Cumulative Convertible Preferred Shares have been paid or contemporaneously are declared and paid for all Dividend Periods terminating on or before the Redemption Date, the Corporation shall have no right to exercise its option to redeem the shares of the Series A Cumulative Convertible Preferred Shares, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Cumulative Convertible Preferred Shares.

(o)          Compliance with Laws. The Corporation will comply with all the applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act, if required, in connection with any offer by the Corporation to redeem the Series A Cumulative Convertible Preferred Shares and to the extent necessary to comply therewith, the time periods specified herein shall be extended accordingly.

Section 7.          Conversion.

(a)          Right to Convert. Each share of the Series A Cumulative Convertible Preferred Shares shall be convertible at the option of each holder thereof at any time in accordance with, and subject to, this Section 7 into a number of fully paid and non-assessable shares of Voting Common Stock (as such shares shall then be constituted) equal to the Conversion Rate in effect at such time. Notwithstanding the foregoing, if any shares of the Series A Cumulative Convertible Preferred Shares are to be redeemed pursuant to Section 6, such conversion right shall cease and terminate, as to the shares of the Series A Cumulative Convertible Preferred Shares to be redeemed, at 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date, unless the Corporation shall default in the payment of the Redemption Price therefor, as provided herein.

If the Corporation is a party to a consolidation, merger, amalgamation, binding share exchange or other transaction pursuant to which shares of Voting Common Stock would be converted into cash, securities or other property as set forth in Section 10, each share of the Series A Cumulative Convertible Preferred Shares may be surrendered for conversion at any time from and after the date that is 30 days prior to the anticipated effective date of the transaction until the Conversion Transaction Expiration Date in respect of such transaction and. at the effective time of the transaction, the right to convert Series A Cumulative Convertible Preferred Shares into shares of Voting Common Stock shall be changed into a right to convert such Series A Cumulative Convertible Preferred Shares into the kind and amount of cash, securities or other property of the Corporation or another Person that the holder would have received if such holder had converted such Series A Cumulative Convertible Preferred Shares immediately prior to the transaction. Upon such change, all references herein to shares of Voting Common Stock shall be references to such cash, securities or other property in each case as the context requires.

(b)          Conversion Procedures. Conversion of shares of the Series A Cumulative Convertible Preferred Shares may be effected by any holder thereof upon the surrender to the Corporation, at the principal office of the Corporation or at such other office or agency as may be directed by the Board of Directors, of the certificate or certificates for such shares of the Series A Cumulative Convertible Preferred Shares to be converted accompanied by a complete and manually signed Notice of Conversion (attached hereto as Exhibit A) along with (A) appropriate endorsements and transfer documents as required by the Board of Directors and (B) if required pursuant to Section 7(c) funds equal to the dividend payable on the next Dividend Payment Date. In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Voting Common Stock in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Voting Common Stock upon conversion of shares of the Series A Cumulative Convertible Preferred Shares pursuant hereto. The conversion of the Series A Cumulative Convertible Preferred Shares will be deemed to have been made on the date (the “Conversion Date”) such certificate or certificates have been surrendered and the receipt of such Notice of Conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Corporation that such taxes have been paid). Promptly (but no later than 10 Business Days) following the Conversion Date, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Voting Common Stock to which the holder of shares of the Series A Cumulative Convertible Preferred Shares being converted (or such holder’s transferee) shall be entitled, and (ii) if less than the full number of shares of the Series A Cumulative Convertible Preferred Shares evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. On the Conversion Date, the rights of the holder of the Series A Cumulative Convertible Preferred Shares as to the shares being converted shall cease except for the right to receive shares of Voting Common Stock and the Person entitled to receive the shares of Voting Common Stock shall be treated for all purposes as having become the record holder of such shares of Voting Common Stock at such time.

(c)          Dividend and Other Payments Upon Conversion.

(i)          If a holder of shares of the Series A Cumulative Convertible Preferred Shares exercises conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date. On conversion of the Series A Cumulative Convertible Preferred Shares, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the close of business on the Business Day immediately preceding such Dividend Payment Date, in which case the holder on such Dividend Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted shares of the Series A Cumulative Convertible Preferred Shares shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Voting Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Series A Cumulative Convertible Preferred Shares being converted pursuant to the provisions hereof. If a holder of Series A Cumulative Convertible Preferred Shares elects to have its shares converted into Voting Common Stock, shares of the Series A Cumulative Convertible Preferred Shares surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date; provided that a holder of shares of the Series A Cumulative Convertible Preferred Shares on a Record Date who converts such shares into shares of Voting Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Series A Cumulative Convertible Preferred Shares on such Dividend Payment Date, and such holder need not include payment to the Corporation of the amount of such dividend upon surrender of shares of the Series A Cumulative Convertible Preferred Shares for conversion.

(ii)          Notwithstanding the foregoing, if shares of the Series A Cumulative Convertible Preferred Shares are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date and the Corporation has called such shares of the Series A Cumulative Convertible Preferred Shares for redemption during such period, or the Corporation has specified a Redemption Date during such period, then, in each case, the holder who tenders such shares for conversion shall receive the dividend payable on such Dividend Payment Date and need not include any such cash payment of the amount of such dividend upon surrender of shares of the Series A Cumulative Convertible Preferred Shares for conversion.

(d)          Fractional Shares. In connection with the conversion of any shares of the Series A Cumulative Convertible Preferred Shares, no fractions of shares of Voting Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Voting Common Stock on the Trading Day immediately preceding the Conversion Date, rounded to the nearest whole cent.

(e)          Total Shares. If more than one share of the Series A Cumulative Convertible Preferred Shares shall be surrendered for conversion by the same holder at the same time, the number of full shares of Voting Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Series A Cumulative Convertible Preferred Shares so surrendered.

(f)          Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Voting Common Stock. The Corporation shall:

(i)          at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Series A Cumulative Convertible Preferred Shares such number of its authorized but unissued shares of Voting Common Stock as shall from time to time be sufficient if necessary to permit the conversion of all outstanding shares of the Series A Cumulative Convertible Preferred Shares;

(ii)          prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Cumulative Convertible Preferred Shares, comply with all applicable federal, state and foreign laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required under such laws and regulations, of any shares of Voting Common Stock to be provided for the purpose of conversion of the Series A Cumulative Convertible Preferred Shares hereunder); and

(iii)          ensure that all shares of Voting Common Stock delivered upon conversion of the Series A Cumulative Convertible Preferred Shares, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights and will be listed upon the New York Stock Exchange or such other securities exchange or interdealer quotation system of any registered United States national securities association on which the Voting Common Stock of the Corporation may be then be listed or included.

Section 8.          Additional Shares Issuable Upon Conversion Following the Occurrence of a Designated Event that is Also a Fundamental Change.

(a)          General. If a holder exercises its right pursuant to Section 7 hereof to convert its Series A Cumulative Convertible Preferred Shares upon the occurrence of a Fundamental Change that occurs prior to January 16, 2023 then (i) at the effective date of the transaction constituting such Fundamental Change, the right to convert Series A Cumulative Convertible Preferred Shares into shares of Voting Common Stock shall be changed into a right to convert such Series A Cumulative Convertible Preferred Shares into the kind and amount of cash, securities or other property of the Corporation or another Person (the “Transaction Consideration”) that the holder would have received if the holder had converted such Series A Cumulative Convertible Preferred Shares immediately prior to such transaction constituting a Fundamental Change and (ii) in the circumstances set forth in Section 8(b) hereof, upon conversion, such holder will be entitled to receive, in addition to the Transaction Consideration in respect of a number of shares of Voting Common Stock equal to the applicable Conversion Rate, an additional Transactional Consideration in respect of an additional number of shares of Voting Common Stock of the Corporation (the “Additional Shares”) determined as set forth in Section 8(b).

(b)          Determination of Additional Shares. The number of Additional Shares referred to in Section 8(a)(ii) shall be determined for the Series A Cumulative Convertible Preferred Shares by reference to the table below, based on the price per share at which the Voting Common Stock of the Corporation is being acquired (the “Acquisition Stock Price”).

(i)          The Acquisition Stock Prices set forth in the first row of each table below (i.e., column headers) will be adjusted as of each date on which the Conversion Rate of the Series A Cumulative Convertible Preferred Shares is adjusted. The adjusted Acquisition Stock Prices will equal the Acquisition Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to such Acquisition Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The initial number of Additional Shares set forth in the table will be adjusted from time to time in the same manner as the Conversion Rate is adjusted from time to time in the manner provided under Section 9.

(ii)          Upon a Fundamental Change which takes place prior to January 16, 2023 the holder of each share of Series A Cumulative Convertible Preferred Shares shall be entitled to receive upon conversion of each share, in addition to shares of Voting Common Stock to which it is entitled based on the Conversion Rate, a number of Additional Shares per $1,000.00 of Liquidation Preference per share of the Series A Cumulative Convertible Preferred Shares so converted which corresponds to the Acquisition Stock Price then in effect and date of such Fundamental Change as set forth in the table below:

Acquisition Stock Price

Year	$24.19	$27.50	$30.84	$35.00	$40.00	$50.00	$60.00	$75.00	$90.00	$110.00	$130.00	$150.00	$175.00	$200.00
1/29/2013	8.905	7.347	6.172	5.078	4.117	2.868	2.104	1.402	0.974	0.619	0.399	0.256	0.141	0.070
1/15/2014	8.905	6.875	5.752	4.711	3.803	2.632	1.922	1.274	0.881	0.556	0.355	0.225	0.121	0.058
1/15/2015	8.905	6.387	5.315	4.330	3.476	2.387	1.734	1.143	0.786	0.492	0.311	0.194	0.101	0.045
1/15/2016	8.905	5.891	4.870	3.939	3.141	2.136	1.542	1.010	0.691	0.429	0.268	0.164	0.082	0.034
1/15/2017	8.905	5.402	4.426	3.546	2.803	1.883	1.349	0.878	0.598	0.369	0.228	0.137	0.066	0.025
1/15/2018	8.905	4.931	3.991	3.156	2.464	1.629	1.158	0.749	0.509	0.312	0.191	0.112	0.052	0.017
1/15/2019	8.905	4.457	3.544	2.751	2.109	1.363	0.959	0.618	0.419	0.256	0.155	0.090	0.039	0.010
1/15/2020	8.905	3.958	3.062	2.305	1.717	1.073	0.746	0.480	0.327	0.200	0.120	0.068	0.027	0.005
1/15/2021	8.905	3.408	2.511	1.788	1.262	0.745	0.512	0.333	0.229	0.142	0.085	0.047	0.017	0.001
1/15/2022	8.905	2.758	1.819	1.126	0.695	0.369	0.256	0.172	0.121	0.076	0.045	0.024	0.007	0.000
1/15/2023	8.905	2.106	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

(iii)          The exact Acquisition Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(A)          If the Acquisition Stock Price is between two Acquisition Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Acquisition Stock Price amounts and the two dates, as applicable, based on a 365-day year.

(B)          If the Acquisition Stock Price is in excess of $200.00 per share (subject to adjustment), no Additional Shares will be issued upon conversion.

(C)          If the Acquisition Stock Price is less than $24.19 per share (subject to adjustment), the number of Additional Shares issued on conversion will be the amount set forth in the farthest column on the left of the table which contains Additional Share numbers.

(iv)          If the Transaction Consideration includes securities or other property other than cash, the value thereof for purposes of determining the Acquisition Stock Price shall be determined in good faith by the Board of Directors.

Section 9.          Adjustments in the Shares of Series A Cumulative Convertible Preferred Shares.

(a)          Conversion Rate Adjustments. Each share of the Series A Cumulative Convertible Preferred Shares shall be convertible into a number shares of Voting Common Stock equal to the Conversion Rate, subject to adjustment from time to time by the Corporation in accordance with the provisions of this Section 9. References to Conversion Rate in this Certificate means the Conversion Rate in effect on the relevant date. Notwithstanding anything in this Section 9, the Conversion Rate may not be reduced below the initial Conversion Rate as of the date hereof, except for adjustments made under Section 9(a)(i) as a result of a share split or share combination. The Conversion Rate shall be adjusted from time to time by the Corporation as follows:

(i)          If the Corporation issues shares of Voting Common Stock as a dividend or distribution on shares of Voting Common Stock, or if a share split or share combination is effected, the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR O times OS 1 divided by OS O

where,

CR O = the Conversion Rate in effect immediately prior to such event

CR 1 = the Conversion Rate in effect immediately after such event

OS O = the number of shares of Voting Common Stock outstanding immediately prior to such event

OS 1 = the number of shares of Voting Common Stock outstanding immediately after such event

An adjustment made pursuant to this Section 9(a)(i) shall become effective on the date immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this Section 9(a)(i) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii)          If the Corporation issues to all or substantially all holders of Voting Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 20 days after the date of issuance thereof to subscribe for or purchase shares of the Voting Common Stock, or securities convertible into shares of Voting Common Stock within 20 days after the issuance thereof, in either case at an exercise price per share or a conversion price per share less than the Closing Sale Price of shares of the Voting Common Stock on the business day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights, warrants options, or other securities or convertible securities are not exercised or converted prior to the expiration of the exercisability or convertibility thereof):

CR 1 = CR O times (OS O +X) divided by (OS O +Y)

where,

CR O = the Conversion Rate in effect immediately prior to such event

CR l = the Conversion Rate in effect immediately after such event

OS O = the number of shares of Voting Common Stock outstanding immediately prior to such event

X = the total number of shares of Voting Common Stock issuable pursuant to such rights. warrants, options, other securities or convertible securities

Y = the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Prices of the Voting Common Stock for the 20 consecutive Trading Days ending two Trading Days prior to the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities

An adjustment made pursuant to this Section 9(a)(ii) shall be made successively whenever such rights, warrants, options, other securities or convertible securities are issued, and shall become effective on the day following the date of announcement of such issuance. If, at the end of the period during which such rights, warrants, options, other securities or convertible securities are exercisable or convertible, not all rights, warrants, options, other securities or convertible securities have been exercised or converted, as the case may be, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Voting Common Stock actually issued (or the number of shares of Voting Common Stock actually issued upon conversion of convertible securities actually issued).

For purposes of this Section 9(a)(ii), in determining whether such rights, warrants, options, other securities or convertible securities entitle the holder to subscribe for or purchase or exercise a conversion right for shares of . Voting Common Stock at less than the average Closing Sale Price of the Voting Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Voting Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration if other than cash to be determined by the Board of Directors.

(iii)          If the Corporation distributes shares of the Corporation’s Capital Stock, evidences of the Corporation’s indebtedness or other assets or property of the Corporation or any of its Subsidiaries to all or substantially all of the holders of the Corporation’s Voting Common Stock, excluding:

(1)	dividends, distributions and rights, warrants, options, other securities or convertible securities referred to in Sections 9(a)(i)or 9(a) (ii);

(2)	dividends or distributions paid exclusively in cash; and

(3)	Spin-Offs described in this Section 9(a)(iii) below,

then the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR O times SP O divided by (SP O -FMV)

where,

CR O = the Conversion Rate in effect immediately prior to such distribution

CR 1 = the Conversion Rate in effect immediately after such distribution

SP O = the average of the Closing Sale Prices of the Voting Common Stock for the 20 consecutive Trading Days ending two Trading Days prior to the record date for such distribution

FMV = the Fair Market Value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Voting Common Stock on the record date for such distribution

An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the dated fixed for the determination of stockholders entitled to receive such distribution.

With respect to an adjustment pursuant to this Section 9(a)(iii) where there has been a payment of a dividend or other distribution on the Voting Common Stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Corporation which have Closing Sale Prices for the first 20 Trading Days after the payment of such dividend or distribution shall have been made (such transaction herein. referred to as a “Spin-Off”), including, for the avoidance of doubt, the Spin-Off of the Crimson Wine Group, the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of holders of Voting Common Stock entitled to receive such payment of such dividend or distribution will be increased based on the following formula:

CR 1= CR O times (FMV O +MP O) divided by MP O

where,

CR O = the Conversion Rate in effect immediately prior to such distribution

CR 1 = the Conversion Rate in effect immediately after such distribution

FMV O = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Voting Common Stock applicable to one share of Voting Common Stock over the first 20 Trading Days after the effective date of such Spin-Off

MP O = the average of the Closing Sale Prices of the Voting Common Stock over the first 20 consecutive Trading Days after the effective date of such Spin-Off

The adjustment to the Conversion Rate under the preceding paragraph will occur on the 20th Trading Day from, and including, the effective date of such Spin-Off. Notwithstanding anything to the contrary herein, the Conversion Price shall not be reduced by more than $0.81 as a result of the Spin-Off of the Crimson Wine Group.

If any such dividend or distribution described in this Section 9(a)(iii) is declared but not paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv)          If the Corporation makes any cash dividend or distribution during any of the Corporation’s quarterly fiscal periods to all or substantially all holders of Voting Common Stock, in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds $0.0625 per share (the “Base Dividend”) (appropriately adjusted from time to time for any share dividends on or subdivisions of the Voting Common Stock), the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR O times SP O divided by (SP O –C)

where,

CR O = the Conversion Rate in effect immediately prior to the record date for such distribution

CR 1 = the Conversion Rate in effect immediately after the record date for such distribution

SP O = the average of the Closing Sale Prices of the Voting Common Stock for the 20 consecutive Trading Days ending two Trading Days prior to the record date of such distribution

C = the amount in cash per share the Corporation distributes to holders of Voting Common Stock that exceeds the Base Dividend

An adjustment made pursuant to this Section 9(a)(iv) shall become effective on the date immediately after the Record Date for the determination of stockholders entitled to receive such dividend or distribution. If any dividend or distribution described in this Section 9(a)(iv) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

No adjustment to the Conversion Rate pursuant to this Section 9(a)(iv) shall be made, if the Corporation distributes, no later than 20 days after the payment date for any aforesaid cash dividend or distribution in excess of the Base Dividend, to each holder of the Series A Cumulative Convertible Preferred Shares an amount in cash equal to the product of (A) the amount in cash per share the Corporation distributes to holders of Voting Common Stock that exceeds the Base Dividend, multiplied by (B) the number of shares of Voting Common Stock in which the shares of the Series A Cumulative Convertible Preferred Shares held by such holder is convertible on the date preceding the date of such payment to such holder.

The Base Dividend shall be subject to adjustment on account of any of the events set forth in Section 9(a)(i). Any such adjustment will be effected by multiplying the Base Dividend by a fraction, the numerator of which will equal OS O and the denominator of which will equal OS 1, in each case, within the meaning of Section 9(a)(i).

(b)          Adjustments to Conversion Rate for Diluting Issues.

(i)          For purposes of this Section 9(b), the following definitions shall apply:

“New Shares of Voting Common Stock” shall mean all shares of Voting Common Stock issued (or, pursuant to Section 9(b)(ii) below, deemed to be issued) by the Corporation after the Issue Date, other than the following shares of Voting Common Stock, and shares of Voting Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(1)          shares of Voting Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Cumulative Convertible Preferred Shares;

(2)          shares of Voting Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Voting Common Stock in respect of which an adjustment of the Conversion Price is made pursuant to Section 9(a); or

(3)          shares of Voting Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Voting Common Stock actually issued upon the conversion or exchange of Convertible Securities. in each case provided such issuance is pursuant to the terms of such Option or Convertible Security, in each case in respect of which an adjustment of the Conversion Price shall have been made under this Section (b) upon issuance of such Options or Convertible Stock.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Voting Common Stock, but excluding Options.

“Market Value Price” shall mean, in respect of any share of Voting Common Stock on any date, (a) the Closing Sale Price on the date the Corporation enters into a binding agreement to issue shares of Voting Common Stock, Options or Convertible Securities or if such date is not a Trading Day, on the immediately preceding Trading Day, if under the terms of such binding agreement such shares of Voting Common Stock, Options or Convertible Securities are to be issued within six Trading Days following the execution of such binding agreement, otherwise, (b) the Closing Sale Price on the Trading Day immediately preceding such date or (c) if the shares of such Voting Common Stock are not traded on a principal national or regional stock exchange or not listed on the Nasdaq National Market or other similar market. the Fair Market Value of such share of Voting Common Stock (as determined in good faith by the majority of the independent directors of the Board of Directors).

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Voting Common Stock or Convertible Securities.

(ii)          The circumstances described below shall apply to issues of New Shares of Voting Common Stock:

(1)
If the Corporation at any time or from time to time after the Issue Date shall issue any Options or Convertible Securities (other than Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Voting Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be New Shares of Voting Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2)
If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 9(b)(iii) below, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (A) any increase or decrease in the number of shares of Voting Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (B) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (i) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (y) the Conversion Price that would have resulted from any issuances of New Shares of Voting Common Stock (other than deemed issuances of New Shares of Voting Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3)
If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 9(b)(iii) (either because the consideration per share (determined pursuant to Section 9(b)(iv)) of the New Shares of Voting Common Stock subject thereto was equal to or greater than the Conversion Price then in effect. or because such Option or Convertible Security was issued before the Issue Date) or Section 9(g), are revised after the Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (A) any increase or decrease in the number of shares of Voting Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (B) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the New Shares of Voting Common Stock subject thereto (determined in the manner provided in Section 9(b)(ii)(1) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4)
Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 9(b)(iii), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5)
If the number of shares of Voting Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 9(b)(ii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section 9(b)(ii)). If the number of shares of Voting Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 9(b)(ii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iii)          In the event the Corporation shall on any date after the Issue Date issue New Shares of Voting Common Stock (including New Shares of Voting Common Stock deemed to be issued pursuant to Subsection 9(b)(ii)), without consideration or for a consideration per share less than the Market Value Price on such date, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 times (A + B) divided by (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Conversion Price in effect immediately after such issue of New Shares of Voting Common Stock;

“CP1” shall mean the Conversion Price in effect immediately prior to such issue of New Shares of Voting Common Stock;

“A” shall mean the number of shares of Voting Common Stock outstanding immediately prior to such issue of New Shares of Voting Common Stock (treating for this purpose as outstanding all shares of Voting Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Cumulative Convertible Preferred Shares) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Voting Common Stock that would have been issued if such New Shares of Voting Common Stock had been issued at a price per share equal to the Market Value Price of such date (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by such Market Value Price); and

“C” shall mean the number of such New Shares of Voting Common Stock actually issued in such transaction.

(iv)          For purposes of this Section 9(b), the consideration received by the Corporation for the issue of any New Shares of Voting Common Stock shall be computed as follows:

(1)	Consideration which consists of cash or property shall:

(A)
insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest and calculated without reduction for any customary fees, commissions, discounts or allowances payable by the Corporation in connection with the issuance and sale of New Shares of Voting Common Stock;

(B)	insofar as it consists of property other than cash, be computed at the Fair Market Value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C)
in the event New Shares of Voting Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(2)
The consideration per share received by the Corporation for New Shares of Voting Common Stock deemed to have been issued pursuant to Section 9(b)(i), relating to Options and Convertible Securities, shall be determined by dividing

(A)
the total amount, if any, received or receivable by the Corporation as consideration and calculated without reduction for any customary fees, commissions, discounts or allowances payable by the Corporation in connection with the issuance and sale of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)
the maximum number of shares of Voting Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(v)          Upon each adjustment to the Conversion Price as provided in Section 9(b)(iii) the Conversion Rate shall be automatically adjusted by multiplying the Conversion Rate then in effect by a fraction whose numerator is the Conversion Price in effect immediately prior to such adjustment and the denominator of which is the Conversion Price as so adjusted.

(c)          Reclassification. The reclassification of Voting Common Stock into securities other than Voting Common Stock (other than any reclassification upon an event to which Section 6(b) applies) shall be deemed to involve (a) a distribution of such securities other than Voting Common Stock to all holders of Voting Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” within the meaning of Section 9(a)(iii)), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Voting Common Stock outstanding immediately prior to such reclassification into the number of shares of Voting Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such split or combination becomes effective” within the meaning of Section 9(a)(i)).

(d)          No Adjustments. Notwithstanding the foregoing provisions of Section 9(a)(i), no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a holder of shares of the Series A Cumulative Convertible Preferred Shares to convert, for any distribution described therein if the holder will otherwise, by virtue of it being a holder of the Series A Cumulative Convertible Preferred Shares, participate in the distribution without conversion of such holder’s shares of the Series A Cumulative Convertible Preferred Shares.

(e)          Increases in Conversion Rate for Tax Purposes. The Corporation may make such increases in the Conversion Rate, in addition to those required by Section 9(a), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of Capital Stock of the Corporation (or rights to acquire such Capital Stock) resulting from any dividend or distribution of such Capital Stock (or rights to acquire Voting Common Stock) or from any event treated as such for income tax purposes.

(f)          Other Increases in Conversion Rate. To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series A Cumulative Convertible Preferred a notice of the increase at least fifteen (15) days prior to the date the increased Conversion• Rate takes effect and in accordance with applicable law and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g)          No Adjustments in Certain Circumstances. No adjustment to the Conversion Rate need be made:

(i)          upon the issuance of any shares of Voting Common Stock pursuant to any present or future plan, in each case adopted in good faith and approved by a majority of the independent directors of the Board of Directors, providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Voting Common Stock under any plan;

(ii)          upon the issuance of any shares of Voting Common Stock or options or rights to purchase shares of Voting Common Stock pursuant to any present or future employee, director or consultant incentive benefit plan or program of or assumed by the Corporation or any of its subsidiaries, in each case adopted in good faith and approved by a majority of the independent directors of the Board of Directors;

(iii)          upon the issuance of any shares or options or rights to purchase shares of Voting Common Stock in connection with any bona fide acquisition by the Corporation or any of its subsidiaries (whether effected as a purchase of stock or assets, a consolidation, merger, or share exchange), or the formation of a strategic alliance or a venture;

(iv)          upon the issuance of any shares of Voting Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in the preceding Section 9(g)(ii) and outstanding as of the Issue Date;

(v)          upon the repurchase by the Corporation of shares of Voting Common Stock or rights or options to purchase such Voting Common Stock from any employee compensation plan or trust or employees upon or following their resignation or termination of employment, which repurchase shall have been approved by a majority of the independent directors of the Board of Directors;

(vi)          for a change in the par value of the Voting Common Stock;

(vii)          which would result in a duplicate adjustment being made as a result of the application of more than one clause of this Section 9; or

(viii)          for accumulated and unpaid dividends.

(h)          Required Adjustments. No adjustment to the Conversion Rate shall be required in connection with any event, transaction or other occurrence unless the terms of this Certificate specifically require that such an adjustment be made in connection with such event, transaction or other occurrence.

(i)          Rounding. All adjustments to the Conversion Rate under this Section 9 shall be made by the Corporation and shall be calculated to the nearest one ten thousandth (1/10,000) of a share.

(j)          Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each share of the Series A Cumulative Convertible Preferred Shares at its last address appearing on the records of the Corporation within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)          Effective Time of Adjustments. In any case in which this Section 9 provides that an adjustment shall become effective immediately after (A) a record date for an event, (B) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 9(a)(i) or (C) a date fixed for the determination of stockholders entitled to receive rights, warrants, options or other securities pursuant to Section 9(a)(ii) (each date referred to in clause (A), (B) or (C) herein a “Determination Date”), the Corporation may elect to defer the actual adjustment contemplated thereby until the applicable Adjustment Event Date (x) by issuing to the holder of any shares of the Series A Cumulative Convertible Preferred Shares (or portion thereof) converted after such Determination Date and before such Adjustment Event Date, the additional shares of Voting Common Stock or other securities issuable upon such conversion by reason of the applicable required adjustment over and above the Voting Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 7(d); provided that in the case of an adjustment made pursuant to Section 9(a)(iii) with respect to a Spin-Off, the Corporation may defer the issuance of such additional shares and cash payment, if any, until the third (3rd) Business Day immediately following the last day of the twenty (20) consecutive Trading Day period commencing on the fifth (5th) Trading Day after the relevant ex-dividend date.

For purposes of this Section 9(k), the term “Adjustment Event Date” shall mean:

(i)          in any case referred to in Section 9(k)(A) hereof, date of the occurrence of such event;

(ii)          in any case referred to in Section 9(k)(B).hereof, the date any such dividend or distribution is paid or made; and

(iii)          in any case referred to in Section 9(k)(C) hereof, the date of expiration of such rights, warrants, options or other securities (or the conversion period of any convertible securities issued upon exercise thereof).

(l)          Par Value. Notwithstanding anything in this Certificate to the contrary, in no event shall the Conversion Rate be adjusted so that the Conversion Price would be less than $1.00.

(m)          Notice of Certain Actions. In case:

(i)          the Corporation shall declare a dividend (or any other distribution) on its Voting Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9(a); or

(ii)          the Corporation shall authorize the granting to the holders of all or substantially all of the shares of Voting Common Stock of rights, warrants, options or other securities to subscribe for or purchase any share of any class of capital stock of the Corporation or any other rights, warrants, options or other securities of the Corporation; or

(iii)          of any reclassification or reorganization of the Voting Common Stock (other than a subdivision or combination of the outstanding Voting Common Stock, or a change in par value, or from par value to no par. value, or from no par value to par value), or of any consolidation, merger or amalgamation to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation;

(iv)          of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(v)          any other event or condition giving rise to an adjustment in the Conversion Rate;

the Corporation shall cause to be mailed to each holder of shares of the Series A Cumulative Convertible Preferred Shares at its address appearing in the records of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or grant, or, if a record is not to be taken, the date as of which the holders of Voting Common Stock of record to be entitled to such dividend, distribution or grant are to be determined, or (B) the date on which such reclassification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Voting Common Stock of record shall be entitled to exchange their Voting Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, grant, reclassification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding up.

(n)          Adoption of Rights Plan. If the Corporation adopts a plan or other arrangement which grants rights or other benefits to the holders of Voting Common Stock (herein referred to as a “Rights Plan”) while any Series A Cumulative Convertible Preferred Shares remains outstanding, holders of the Series A Cumulative Convertible Preferred Shares will receive, upon conversion of their Series A Cumulative Convertible Preferred Shares, the rights and benefits granted by such Rights Plan in addition to shares of Voting Common Stock to be received upon conversion, unless, prior to conversion, the entitlement to such rights or benefits have expired, terminated or been redeemed or unless such rights or benefits have separated from the Voting Common Stock. If the rights and benefits provided for in the Rights Plan adopted have separated from the Voting Common Stock in accordance with the provisions of such Rights Plan so that holders of the Series A Cumulative Convertible Preferred Shares would not be entitled to receive any rights or benefits in respect of Voting Common Stock issuable upon conversion of shares of the Series A Cumulative Convertible Preferred Shares, the Conversion Rate will be adjusted at the time of separation as if the Corporation had distributed, to all holders of Voting Common Stock such rights and benefits which shall be assumed to be the equivalent of shares of capital stock, evidences of indebtedness or other assets or property pursuant to Section 9(a)(iii), subject to readjustment upon the subsequent expiration, termination or redemption of such rights or benefits. In lieu of any such adjustment, the Corporation may amend such applicable Rights Plan to provide that upon conversion of the Series A Cumulative Convertible Preferred Shares the holders thereof will receive, in addition to shares of Voting Common Stock issuable upon such conversion, the rights which would have attached to such shares of Voting Common Stock if such rights or benefits had not become separated from the Voting Common Stock under such Rights Plan. To the extent that the Corporation adopts any future Rights Plan, upon conversion of the Series A Cumulative Convertible Preferred Shares into shares of Voting Common Stock, a holder of the Series A Cumulative Convertible Preferred Shares shall receive, in addition to shares of Voting Common Stock, the rights under the future Rights Plan whether or not such rights or benefits have separated from shares of Voting Common Stock at the time of conversion and no adjustment will be made in accordance with Section 9(a)(iii) or otherwise.

(o)          Additional Obligations of the Corporation.

(i)          The Corporation shall not, by amendment to its certificate of incorporation, as in effect on the date hereof, or through any reorganization, transfer of assets, consolidation, merger, dissolution, liquidation, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, or which would have the effect of circumventing or avoiding the provisions of this Certificate (including, without limitation, this Section 9 hereof), but shall at all times in good faith assist in the carrying out of all the provisions of this Certificate and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series A Cumulative Convertible Stock against dilution or other impairment.

(ii)          Before taking any action that would result in an adjustment to the Conversion Rate the Corporation will take or cause to be taken any and all necessary corporate or other action that may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Voting Common Stock upon payment of the applicable Conversion Price.

(iii)          If the Corporation shall amend the provisions of any Voting Common Stock, Preferred Shares or other rights, options or securities or make any adjustment to any of them (pursuant to any antidilution provision or otherwise) so as to reduce the consideration per share applicable thereto, increase the number of shares issuable upon exercise thereof or otherwise change the economic terms (such as the purchase price, exercise price, conversion price or conversion ratio thereof), then the Corporation shall make appropriate adjustment, as nearly as practical to those that would be required by the provisions of this Section 9 most nearly analogous to the effect of such amendment or adjustment, to the Conversion Rate, and to the number of shares of Voting Common Stock issuable upon conversion of the Series A Cumulative Convertible Preferred Shares, as shall be fair and equitable; provided, however, that no such adjustment shall duplicate any adjustment required to be made in respect thereof by virtue of the other provisions of this Section 9.

(iv)          In the event that any of the events or conditions described in this Section 9 give rise to an adjustment to the Conversion Rate, then the adjustments provided for in this Section 9 in respect of such event or condition shall give effect both to the event or condition giving rise to such adjustment and to all such adjustments made in respect of other rights, warrants, options, securities and similar securities; provided, however, that no such adjustment shall duplicate any adjustment required to be made in respect thereof by virtue of the provisions of this Section 9.

(p)          For the avoidance of doubt, there shall be no adjustment to the Conversion Rate or the Conversion Price in connection with the First Merger or the Second Merger (as such capitalized terms are defined in the Letter Agreement).

Section 10.          Consolidation, Merger, Amalgamation and Sale of Assets.

(a)          General. The Corporation without the consent or vote of the holders of any of the outstanding Series A Cumulative Convertible Preferred Shares, may consolidate or amalgamate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate or amalgamate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation so long as the Corporation at least 10 days prior to such transaction shall have given each such holder a notice of such transaction setting forth the general terms thereof and the amount and nature of the cash, securities or other property to be delivered to the holders of Voting Common Stock in connection therewith; provided, however, that (a) the shares of the Series A Cumulative Convertible Preferred Shares will become shares of such successor, transferee or lessee or Person of which such successor, transferee or lessee or Person is a Subsidiary, having in respect of such successor, transferee, lessee or Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A Cumulative Convertible Preferred Shares had immediately prior to such transaction; and (b) the Corporation delivers to the holders a certificate executed by two Officers and an opinion of nationally recognized independent counsel stating that such transaction complies with this Certificate.

(b)          Preservation of Rights and Powers. Upon any consolidation by the Corporation with, or merger by the Corporation into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Corporation as described in Section 10(a), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the shares of the Series A Cumulative Convertible Preferred Shares, including, without limitation, the right and power to redeem the Series A Cumulative Convertible Preferred Shares as set forth in Section 6, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series A Cumulative Convertible Preferred Shares.

Section 11.          Voting Rights.

(a)          General. The holders of shares of the Series A Cumulative Convertible Preferred Shares shall not be entitled to any voting rights except as hereinafter provided in this Section 11 or as otherwise required by applicable law.

(b)          Vote Required for Amendment of the Certificate. The affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series A Cumulative Convertible Preferred Shares, voting separately as a series, in person or by proxy, at a special meeting called for the purpose, or by written consent in lieu of meeting, is required in order to amend any provisions of this Certificate or the Corporation’s Certificate of Incorporation to affect adversely the rights, preferences or voting power of the holders of shares of the Series A Cumulative Convertible Preferred Shares. However, the Corporation may create additional classes of Parity Stock and Junior Stock, increase the authorized number of shares of Parity Stock and Junior Stock and issue additional series of Parity Stock and Junior Stock without the consent of any holder of shares of the Series A Cumulative Convertible Preferred Shares or Parity Stock. Any such issuance of Parity Stock or Junior Stock shall not be deemed to affect adversely the rights of the holders of the Series A Cumulative Convertible Preferred Shares. The separate votes of the holders of the outstanding shares of the Series A Cumulative Convertible Preferred Shares provided for in this Section (11)(b) will, in each case, be in addition to any required vote of the holders of other classes and series of the Corporation’s stock necessary to authorize the action in question.

(c)          Voting Rights Per Share of Series A Cumulative Convertible Preferred Shares. In all cases on which the holders of the Series A Cumulative Convertible Preferred Shares shall be entitled to vote, each share of the Series A Cumulative Convertible Preferred Shares shall be entitled to one vote.

Section 12.          Transfer Agent and Registrar. The Corporation, at its sole discretion, may appoint a Transfer Agent and Registrar for the Series A Cumulative Convertible Preferred Shares.

Section 13.          Currency. All shares of the Series A Cumulative Convertible Preferred Shares shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “$” or “dollars” refer to U.S. currency.

Section 14.          Form. Stock certificates evidencing the Series A Cumulative Convertible Preferred Shares shall be issued, unless the Board of Directors otherwise determines, in definitive, fully registered form and shall be in the form approved by the Board of Directors, with appropriate legends reflecting the restrictions on transferability of the Corporation’s capital stock set out in Article FOURTH of the Corporation’s Certificate of Incorporation and restricting the transfer of the Series A Cumulative Convertible Preferred Shares under the Securities Act.

Section 15.          Transfer.

(a)          Subject to the provisions of Article FOURTH of the Corporation’s Certificate of Incorporation, neither the Series A Cumulative Convertible Preferred Shares nor any beneficial ownership therein (as determined in accordance with Rule 13d-3 under the Exchange Act) may be sold, pledged or otherwise transferred except (i) to an affiliate or a Related Fund of the transferor or (ii) sold or transferred in compliance with Section 15(b) hereof.

(b)          Right of First Refusal. Notwithstanding the foregoing Section 15(a) or any other provision to the contrary herein (but subject to the provisions of Article FOURTH of the Corporation’s Certificate of Incorporation):

(i)          if a holder of the Series A Cumulative Convertible Preferred Shares has received a bona fide offer from a Person who is not an Affiliate of such holder to purchase or acquire any or all of the shares of its Series A Cumulative Convertible Preferred Shares, or to acquire any beneficial ownership in any such shares, which such holder wishes to accept, it shall give the Corporation at least 30 days’ notice of such proposed transaction (which notice shall include the identity of the proposed transferee, all terms of the proposed transaction and any other information the Corporation reasonably requests) and offer to sell or transfer such shares, or the beneficial ownership therein, as applicable, to the Corporation or its designee upon the same terms and conditions as has been offered to such holder (a “Right of First Refusal”). If the Corporation accepts such offer, the transaction shall occur within five Business Days after the Corporation accepts the offer; if the Corporation fails to respond to or accept such offer within 30 days after receipt of the notice (including the aforesaid information), such holder shall be free to sell or transfer such shares (and only such shares), or the specified beneficial ownership therein, within five Business Days after the conclusion of such 30 day period, subject, however, to the provisions of Section 15(b)(ii); and

(ii)          whether or not the Corporation exercises the Right of First Refusal pursuant to Section 15(b)(i), the Corporation may reject, within the 30-day period specified in Section 15(b)(i), any proposed sale or transfer of any shares of the Series A Cumulative Convertible Preferred Shares, or any beneficial ownership interest therein to any Person (a) who is in the reasonable good faith judgment of a majority of the full Board of Directors (and not a committee thereof) a competitor of the Corporation or any of its subsidiaries, or (b) whom a majority of the full Board of Directors (and not a committee thereof) reasonably and in good faith determines to be unacceptable as a holder of the Series A Cumulative Convertible Preferred Shares.

(c)          The Corporation may refuse to register any sale, pledge or transfer of the Series A Cumulative Convertible Preferred Shares or any Voting Common Stock issuable upon conversion of the shares of the Series A Cumulative Convertible Preferred Shares that is not made in accordance with the provisions of this Section 15.

Section 16.          Ratings. So long as the Series A Cumulative Convertible Preferred Shares remains outstanding, the Corporation will pay annually, the fees and expenses incurred in obtaining and will maintain at all times ratings for such Series A Cumulative Convertible Preferred Shares as established by at least two of Moody’s Investor Services, Standard & Poor’s or Fitch Ratings.

Section 17.          Hart-Scott-Rodino Compliance. At the request of any holder of shares of Series A Cumulative Convertible Preferred Shares then outstanding, the Corporation shall cooperate with such holder in the filing of a Notification and Report Form under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division of the Department of Labor (an “HSR Filing”), so long as such filing relates to a prospective conversion or redemption of such shares in accordance with the terms hereof. The provisions regarding the payment of the costs and expenses for the HSR Filing are set forth in the Letter Agreement and the Purchase Agreement.

Section 18.          Paying Agent and Conversion Agent.

(a)          General. The Corporation may, at its sole discretion, elect to appoint an (i) an office or agency where Series A Cumulative Convertible Preferred Shares may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Series A Cumulative Convertible Preferred Shares may be presented for conversion (the “Conversion Agent”). The Transfer Agent, if one is appointed, may act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall reasonably determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation and instruct the Registrar to notify each holder of the name and address of such Paying Agent or Conversion Agent. The Corporation or any of its Affiliates may act as Paying Agent, Registrar, coregistrar or Conversion Agent. Until each holder is notified to the contrary, the Corporation will be the Paying Agent, Registrar and Conversion Agent.

(b)          Place of Payments. Payments due to the holders of the Series A Cumulative Convertible Preferred Shares shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments shall be payable by wire transfer (provided that appropriate wire instructions have been received by the Corporation at least 15 days prior to the applicable date of payment) of immediately available funds to a U.S. dollar account maintained by the holder with a bank located in New York City. Unless notified to the contrary, such wire instructions for the initial holders will be set forth in the Purchase Agreement.

Section 19.          Financial and Business Information. The Corporation shall deliver to each holder of Series A Cumulative Convertible Preferred Shares:

(a)          Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Corporation (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)          a consolidated balance sheet of the Corporation and its Subsidiaries as at the end of such quarter, and

(ii)          consolidated statements of income, changes in shareholders’ equity and cash flows of the Corporation and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a senior financial officer of the Corporation as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that the Corporation shall be deemed to have satisfied the requirements of this Section 19(a) if it shall have timely made its Form 10-Q (prepared in accordance with the requirements therefor) available on “EDGAR”;

(b)          Annual Statements - within 105 days after the end of each fiscal year of the Corporation, duplicate copies of:

(i)          a consolidated balance sheet of the Corporation and its Subsidiaries as at the end of such year, and

(ii)          consolidated statements of income, changes in shareholders’ equity and cash flows of the Corporation and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and provided that the Corporation shall be deemed to have satisfied the requirements of this Section 19(b) if it shall have timely made its Form 10-K (prepared in accordance with the requirements therefor) available on “EDGAR”.

Section 20.          Taxes. The Corporation shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Voting Common Stock on conversion or redemption of the Series A Cumulative Convertible Preferred Shares.

Section 21.          Headings. The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

SEVENTH:          The Corporation’s Board of Directors has designated 70,000 preferred shares as Series B Non-Voting Convertible Preferred Shares, which shall have the following designations, rights and preferences:

Section I.          Designation and Amount.

The shares of such series shall be designated as the “Series B Non-Voting Convertible Preferred Shares” (the “Non-Voting Preferred Stock”) and the number of shares constituting such series shall be 70,000.

Section II.          Definitions. As used in this Article SEVENTH, the following terms shall have the following meanings, unless the context otherwise requires:

“Additional Issuance” has the meaning specified in Section III(c)(i).

“Additional Issuance Notice” has the meaning specified in Section III(c)(ii).

“Additional Shares of Common Stock” has the meaning specified in Section VII(c).

“Adjustment Event” has the meaning specified in Section VIII(d).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise).  Notwithstanding the foregoing, (a) neither the Corporation nor any of its subsidiaries shall be deemed to be an Affiliate of SMBC or its Affiliates and (b) neither SMBC nor any of its Affiliates shall be deemed to be an Affiliate of the Corporation or any of its Affiliates.

“Amendment and Restatement” means the Restated Certificate of Incorporation of the Corporation creating a class of Non-Voting Common Stock.

“Applicable Conversion Rate” means the Initial Conversion Rate, subject to adjustment pursuant to Sections VII and VIII for any such event occurring subsequent to the initial determination of such rate.

“Automatic Conversion Date” means the 36-month anniversary of the Closing Date, so long as at such time the Corporation has received Shareholder Approval and the Amendment and Restatement has been filed, accepted, and declared effective with the New York State Department of State.

“BHCA Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Board” means the Board of Directors of the Corporation.

“Business Corporation Law” means the Business Corporation Law of the State of New York, as amended from time to time.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banking institutions in the City of New York, New York, or in Tokyo, Japan, are required or authorized by Law to be closed.

“Certificate of Amendment” means this Certificate of Amendment of the Certificate of Incorporation.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation (as amended and/or restated from time to time).

“Class of Voting Security” shall be interpreted in a manner consistent with how “class of voting shares” is defined in 12 C.F.R. Section 225.2(q)(3) or any successor provision.

“Closing Date” means the date that any shares of Non-Voting Preferred Stock are first issued.

“Common Equivalent Dividend Amount” has the meaning specified in Section IV(a).

“Common Stock” means the Voting Common Stock and the Non-Voting Common Stock.

“Conversion Date” means either the Automatic Conversion Date or a Convertible Transfer Conversion Date, as applicable.

“Conversion Shares” has the meaning specified in Section III(b)(ii).

“Convertible Transfer” means a Transfer by the Holder (a) to the Corporation; (b) in a widely distributed public offering of Voting Common Stock issuable upon conversion of the Non-Voting Preferred Stock; (c) in a transaction or series of related transactions in which no one transferee (or group of associated transferees) acquires two percent (2%) or more of any Class of Voting Securities of the Corporation then outstanding; or (d) to a transferee that controls more than fifty percent (50%) of every Class of Voting Securities of the Corporation then outstanding without giving effect to such Transfer.

“Convertible Transfer Conversion Date” means the second Business Day following delivery of a valid Notice of Convertible Transfer and Conversion.

“Convertible Transfer Notice Documents” has the meaning specified in Section III(b)(ii).

“Corporation” means Jefferies Financial Group Inc.

“Exchange Agreement” means the Exchange Agreement, by and between the Corporation and SMBC, dated as of April 27, 2023 (as amended or supplemented from time to time).

“Exchange Property” has the meaning specified in Section VIII(a).

“Fair Market Value” means the volume-weighted average price (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Holder and the Corporation) on the NYSE of the Voting Common Stock for the five (5) trading days before the consummation of a Reorganization Event.

“Government Entity” means any (a) federal, state, local, municipal, foreign or other government; (b) governmental entity of any nature (including any governmental agency, branch, department, official, committee or entity and any court or other tribunal), whether foreign or domestic; or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, whether foreign or domestic, including any arbitral tribunal and self-regulatory organizations.

“Holder” means the Person in whose name any shares of Non-Voting Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of such shares of Non-Voting Preferred Stock for the purpose of making payment and settling conversion and for all other purposes.

“Initial Conversion Rate” means, for each share of Non-Voting Preferred Stock, five hundred (500) shares of Non-Voting Common Stock (in case of conversion pursuant to Section III(a)) or Voting Common Stock (in case of conversion pursuant to Section III(b)), as applicable.

“Junior Securities” has the meaning specified in Section VI(a).

“Law” means, with respect to any Person, any legal, regulatory and administrative laws, statutes, rules, Orders and regulations applicable to such Person.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“Liquidation Preference” means, for each share of Non-Voting Preferred Stock, an amount equal to $17,500 (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Non-Voting Preferred Stock).

“Non-BHCA Affiliate” means a Person that is both (a) not SMBC and (b) not a BHCA Affiliate of the Holder or SMBC.

“Non-Voting Common Stock” means, if any, the Non-Voting Common Stock, par value $1.00 per share, of the Corporation authorized by the Corporation on or after the date hereof.

“Non-Voting Preferred Stock” has the meaning specified in Section I.

“Notice of Convertible Transfer and Conversion” has the meaning specified in Section III(b)(ii).

“Order” means any applicable order, injunction, judgment, decree, ruling, or writ of any Government Entity.

“Parity Securities” has the meaning specified in Section VI(a).

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Sections 13(d)(3) and 14(d) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Voting Common Stock have the right to receive any cash, securities or other property or in which the Voting Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Voting Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or a duly authorized committee of the Board or by statute, contract or otherwise).

“Reorganization Event” has the meaning specified in Section VIII(a).

“Senior Securities” has the meaning specified in Section VI(a).

“Shareholder Approval” means the approval of the Amendment and Restatement by the affirmative vote or consent of the holders of at least a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders of the Corporation.

“SMBC” means Sumitomo Mitsui Banking Corporation, a joint stock company incorporated in Japan.

“Subject Preferred Share” has the meaning specified in Section III(b)(i).

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, hypothecate, encumber or similarly dispose of or transfer (by merger, disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by merger, disposition, operation of Law or otherwise), of any interest in any equity securities beneficially owned by such Person.

“Voting Common Stock” means the voting common stock, $1.00 par value per share, of the Corporation.

“Voting Security” has the meaning set forth in 12 C.F.R. Section 225.2(q) or any successor provision.

Section III.          Conversion.

(a)          Automatic Conversion.

(i)          Upon the terms and in the manner set forth in this Section III, at 9:30 a.m., New York City time, on the Automatic Conversion Date, each share of Non-Voting Preferred Stock will automatically convert into a number of fully-paid and non-assessable shares of Non-Voting Common Stock, without any action on the part of Holders or the Corporation, equal to the Applicable Conversion Rate. The shares of Non-Voting Preferred Stock so converted will be cancelled as described in Section XII below. At least ten (10) Business Days prior to the Automatic Conversion Date, the Corporation shall provide written notice of the conversion to each Holder stating (A) that the automatic conversion will occur in accordance with Section III(a) on the Automatic Conversion Date, (B) the Applicable Conversion Rate and (C) the number of shares of Non-Voting Common Stock issued upon conversion of each share of Non-Voting Preferred Stock held of record by such Holder and subject to conversion.

(ii)          Notwithstanding automatic conversion, the Corporation acknowledges and agrees that the shares of Non-Voting Preferred Stock may be converted earlier at the option of the Holders thereof if converted in accordance with Section III(b) or III(c) at any time before the close of business on the Automatic Conversion Date.

(iii)          The Corporation shall take all required action so that once the Shareholder Approval has been obtained, the number of shares of Non-Voting Common Stock that would be required to effect the conversion of all of the then-outstanding shares of Non-Voting Preferred Stock are duly reserved and kept available out of the Corporation’s authorized but unissued shares of Common Stock.  For the avoidance of doubt, prior to the Automatic Conversion Date, the Non-Voting Preferred Stock shall not be convertible into Non-Voting Common Stock.

(b)          Conversion upon Convertible Transfer.

(i)          Upon the terms and in the manner set forth in this Section III, but subject to the restrictions set forth in Sections 4.1 and 4.2(a) of the Exchange Agreement, on any Convertible Transfer Conversion Date for any Convertible Transfer to a Non-BHCA Affiliate, each share of Non-Voting Preferred Stock subject to such Convertible Transfer (each, a “Subject Preferred Share”) will be converted into a number of fully-paid and non-assessable shares of Voting Common Stock equal to the Applicable Conversion Rate. The Subject Preferred Shares so converted will be cancelled as described in Section XII below.

(ii)          To effect a Convertible Transfer, a Holder shall deliver to the Corporation (x) a written notice (the “Notice of Convertible Transfer and Conversion”) that (1) identifies the proposed transferee and manner of Transfer, the number of Subject Preferred Shares to be converted and the corresponding number of shares of Voting Common Stock to be transferred (the “Conversion Shares”), (2) certifies that such Transfer is a Convertible Transfer and that the proposed transferee is a Non-BHCA Affiliate, (3) notifies the Corporation that such Holder is tendering the Subject Preferred Shares for conversion in accordance with this Certificate of Amendment and (4) provides instructions for delivery of the Conversion Shares on the Convertible Transfer Conversion Date and (y) a representation letter and other information as may be reasonably requested by the Corporation in accordance with Section 6.3(c) of the Exchange Agreement (collectively, the “Convertible Transfer Notice Documents”). The Notice of Convertible Transfer and Conversion must be received by the Corporation by 4:00 p.m. Eastern Time two (2) Business Days prior to the Convertible Transfer Conversion Date.

(iii)          Following receipt of valid Convertible Transfer Notice Documents, on the Convertible Transfer Conversion Date, the Corporation shall effect the conversion of the Subject Preferred Shares by delivering the Conversion Shares in accordance with the instructions provided in the Notice of Convertible Transfer and Conversion.

(c)          Conversion upon Additional Issuance.

(i)          If any action by the Corporation, which may include the issuance of additional Voting Common Stock (any such action, an “Additional Issuance”), has the effect of reducing the percentage of a Class of Voting Securities held by SMBC (together with its BHCA Affiliates), then SMBC may elect to convert each share of the Non-Voting Preferred Stock into a number of fully-paid and non-assessable shares of Voting Common Stock equal to the Applicable Conversion Rate so long as such conversion does not allow SMBC (together with its BHCA Affiliates) to acquire a higher percentage of the Class of Voting Securities than SMBC (together with its BHCA Affiliates) controlled immediately prior to such conversion, which right shall be interpreted and applied in a manner consistent with 12 C.F.R. 225.9(a)(5), provided that the foregoing shall not apply with respect to any such action by the Corporation unless the aggregate resulting reduction of the percentage of a Class of Voting Securities held by SMBC (together with its BHCA Affiliates) would exceed one-half percent (0.5%).

(ii)          Upon SMBC’s (or its Affiliates) election to convert the Non-Voting Preferred Stock pursuant to Section III(c)(i), SMBC shall deliver to the Corporation a written notice (the “Additional Issuance Notice”) that notifies the Corporation that such Holder is tendering the Non-Voting Preferred Stock for conversion in accordance with Section III(c)(i) of this Certificate of Amendment. Any such conversion shall be settled by the Corporation on the second business day following delivery of an Additional Issuance Notice in accordance with Section XX.

(d)          Immediately upon a conversion pursuant to Section III(a), Section III(b) or Section III(c), the rights of the Holders with respect to the shares of the Non-Voting Preferred Stock so converted shall cease and the Persons entitled to receive the shares of Common Stock upon the conversion of such shares of Non-Voting Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of the shares of Non-Voting Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(e)          No fractional shares of Common Stock shall be issued upon any conversion of shares of Non-Voting Preferred Stock. If more than one share of Non-Voting Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Non-Voting Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Non-Voting Preferred Stock, the Corporation shall pay an amount in cash (rounded to the nearest cent) equal to the interest in the net proceeds from the sale in the open market by the applicable conversion agent of the aggregate fractional shares of Common Stock that otherwise would have been issuable upon conversion of the Non-Voting Preferred Stock.

(f)          All shares of Common Stock which may be issued upon conversion of the shares of Non-Voting Preferred Stock will, upon issuance by the Corporation, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens and not issued in violation of any preemptive right or Law.

(g)          Effective immediately prior to the applicable Conversion Date, dividends or distributions shall no longer be declared on the shares of Non-Voting Preferred Stock subject to conversion and such shares of Non-Voting Preferred Stock shall cease to be outstanding, in each case, subject to the rights of Holders to receive any declared and unpaid dividends or distributions on such shares and any other payments to which they are otherwise entitled pursuant to Section IV or Section VIII.

Section IV.          Dividend Rights.

(a)          From and after the Closing Date to but excluding the applicable Conversion Date, (i) the Holders shall be entitled to receive, when, as and if declared by the Board or any duly authorized committee of the Board, but only out of assets legally available therefor, all cash dividends or distributions (including, but not limited to, regular quarterly dividends or distributions) declared and paid or made in respect of the shares of Voting Common Stock, at the same time and on the same terms as holders of Voting Common Stock, in an amount per share of Non-Voting Preferred Stock equal to the product of (x) the Applicable Conversion Rate then in effect and (y) any per share dividend or distribution, as applicable, declared and paid or made in respect of each share of Voting Common Stock (the “Common Equivalent Dividend Amount”), and (ii) the Board or any duly authorized committee thereof may not declare and pay any such cash dividend or make any such cash distribution in respect of Voting Common Stock unless the Board or any duly authorized committee of the Board declares and pays to the Holders, at the same time and on the same terms as holders of Voting Common Stock, the Common Equivalent Dividend Amount per share of Non-Voting Preferred Stock. Notwithstanding any provision in this Section IV(a) to the contrary, no Holder of a share of Non-Voting Preferred Stock shall be entitled to receive any cash dividend or distribution made with respect to the Voting Common Stock where the Record Date for determination of holders of Voting Common Stock entitled to receive such dividend or distribution occurs prior to the date of issuance of such share of Non-Voting Preferred Stock.  The foregoing shall not limit or modify the rights of any Holder to receive any dividend or other distribution pursuant to Section VIII(e).

(b)          Each dividend or distribution declared and paid pursuant to paragraph (a) above will be payable to Holders of record of shares of Non-Voting Preferred Stock as they appear in the records of the Corporation at the close of business on the same day as the Record Date for the corresponding dividend or distribution to the holders of shares of Voting Common Stock.

(c)          If any cash dividend payment on the Non-Voting Preferred Stock is not paid as required herein, the Corporation shall be prohibited from declaring, paying or setting apart for payment any dividends or making any other distributions on any Common Stock, and from redeeming, purchasing or otherwise acquiring (or making any payment to or available for a sinking fund for the redemption, purchase or other acquisition of any shares of such stock) (either directly or through any Affiliate) any Common Stock, until all such dividends that are due are paid in full.

(d)          Except as set forth in this Certificate of Amendment, the Corporation shall have no obligation to pay, and the holders of shares of Non-Voting Preferred Stock shall have no right to receive, dividends or distributions at any time, including with respect to dividends or distributions with respect to Parity Securities or any other class or series of authorized preferred stock of the Corporation. To the extent the Corporation declares dividends or distributions on the Non-Voting Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends or distributions, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Non-Voting Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the allocation of partial dividend payments, the Corporation will allocate dividend payments on a pro rata basis among the Holders and the holders of any Parity Securities so that the amount of dividends or distributions paid per share on the shares of Non-Voting Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that payable dividends or distributions per share on the shares of the Non-Voting Preferred Stock and such Parity Securities (but without, in the case of any noncumulative preferred stock, accumulation of dividends or distributions for prior dividend periods) bear to each other. The foregoing right shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends or distributions have not been declared or paid in respect of any prior calendar quarter.

(e)          No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on shares of Non-Voting Preferred Stock or on such Parity Securities that may be in arrears.

Notwithstanding any provision in this Certificate of Amendment to the contrary, Holders shall not be entitled to receive any dividends or distributions on any shares of Non-Voting Preferred Stock on or after the applicable Conversion Date in respect of such shares of Non-Voting Preferred Stock that have been converted as provided herein, except to the extent that any such dividends or distributions have been declared by the Board or any duly authorized committee of the Board and the Record Date for such dividend occurs prior to such applicable Conversion Date.

Section V.           Voting.

(a)          Except as otherwise may be required by Law or as set forth in paragraphs (b)(i) and (b)(ii) below, the Holders shall not be entitled to vote (in their capacity as Holders) on any matter submitted to a vote of the shareholders of the Corporation.  The foregoing shall not limit or modify the rights of SMBC set forth in Article III of the Exchange Agreement.

(b)          So long as any shares of Non-Voting Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Non-Voting Preferred Stock, voting as a single and separate class:

(i)          amend, alter or repeal any provision of (A) this Article SEVENTH or (B) the Certificate of Incorporation (including this Certificate of Amendment) or the Corporation’s bylaws that would alter, modify or change the powers, preferences or special rights of the Non-Voting Preferred Stock, in each case, by any means, including by merger, consolidation, reclassification, or otherwise (other than in connection with a Reorganization Event where the shares of Non-Voting Preferred Stock will be converted in accordance with Section VIII) so as to, or in a manner that would, adversely affect the preferences, rights, privileges or powers of the Non-Voting Preferred Stock; or

(ii)          seek any voluntary liquidation, the dissolution or winding up of the Corporation.

(c)          Notwithstanding the foregoing, the Holders shall not have any voting rights set out in paragraph (b) above if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Non-Voting Preferred Stock shall have been converted into shares of Common Stock. For the avoidance of doubt, adoption of the Amendment and Restatement shall not require the vote of the holders of Non-Voting Preferred Stock.

Section VI.          Rank; Liquidation.

(a)          With respect to any dividends or distributions (including, but not limited to, regular quarterly dividends) declared by the Board, the Non-Voting Preferred Stock shall rank (i) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any shares of Non-Voting Preferred Stock (“Junior Securities”); (ii) on parity with the Common Stock and any class or series of capital stock of the Corporation created (x) specifically ranking by its terms on parity with the Non-Voting Preferred Stock or (y) that does not by its terms rank junior or senior to the Non-Voting Preferred Stock (“Parity Securities”); and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any shares of Non-Voting Preferred Stock (“Senior Securities”). With respect to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, except subject to (b) below, the Non-Voting Preferred Stock shall rank (i) senior to all of the Common Stock to the extent (and only to the extent) set forth in (b) below; (ii) senior to any class or series of Junior Securities; (iii) on parity with any class or series of Parity Securities (other than Common Stock or any future class or series of common stock of the Corporation); and (iv) junior to any class or series of Senior Securities.

(b)          Subject to any superior liquidation rights of the holders of any Senior Securities of the Corporation and the rights of the Corporation’s existing and future creditors, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Holder shall be entitled to be paid out of the assets of the Corporation legally available for distribution to shareholders, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities (other than Common Stock or any future class or series of common stock of the Corporation) the greater of: (i) an amount equal to the sum of the Liquidation Preference for each share of Non-Voting Preferred Stock held by such Holder and an amount equal to any dividends or distributions declared but unpaid thereon and (ii) the amount the Holders would have received if, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Non-Voting Preferred Stock had converted into Common Stock (based on the then effective Applicable Conversion Rate and without giving effect to any limitations on conversion set forth herein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section VI and will have no right or claim to any of the Corporation’s remaining assets.

(c)          In the event the assets of the Corporation available for distribution to shareholders upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Non-Voting Preferred Stock contemplated by Section VI(b), the Holders and the holders of any Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled (it being understood that, for purposes of the foregoing, Parity Securities shall not include Common Stock).

(d)          For purposes of this Section VI, the sale, conveyance, exchange or Transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person or the merger, consolidation or any other business combination of any other corporation or Person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section VII.           Anti-Dilution Adjustments.

(a)          In the event the Corporation shall at any time prior to an applicable Conversion Date issue Additional Shares of Common Stock, then the Applicable Conversion Rate shall be adjusted, concurrently with such issue, to a rate determined in accordance with the following formula:

(b)          For purposes of the foregoing formula, the following definitions shall apply:

(i)          “CR0” shall mean the Applicable Conversion Rate in effect immediately before the close of business on the Record Date or effective date, as applicable, for such issuance of Additional Shares of Common Stock;

(ii)          “CR1” shall mean the Applicable Conversion Rate in effect immediately after the close of business of the Record Date or effective date, as applicable, of such issuance of Additional Shares of Common Stock;

(iii)          “OS0” shall mean the number of shares of Voting Common Stock outstanding immediately prior to such issuance of Additional Shares of Common Stock; and

(iv)          “OS1” shall mean the number of shares of Voting Common Stock outstanding immediately following such issuance of Additional Shares of Common Stock.

(c)          For the purposes of this Section VII, “Additional Shares of Common Stock” shall mean all shares of Voting Common Stock issued by the Corporation after the Closing Date and prior to an applicable Conversion Date as a distribution, dividend, stock split, stock combination or other similar recapitalization with respect to the Voting Common Stock (in each case excluding an issuance solely pursuant to a Reorganization Event).

(d)          Notwithstanding the foregoing, if any distribution, dividend, stock split, stock combination or other similar recapitalization with respect to the Voting Common Stock as described above is declared or announced, but not so paid or made, then the Applicable Conversion Rate in effect will be readjusted, effective as of the date the Board, or any officer acting pursuant to authority conferred by the Board, determines not to pay such distribution or dividend or to effect such stock split or stock combination or other similar recapitalization, to the Applicable Conversion Rate that would then be in effect had such dividend, distribution, stock split, stock combination or similar recapitalization not been declared or announced.

Section VIII.          Adjustments.

(a)          Upon the occurrence of a Reorganization Event prior to an applicable Conversion Date, each share of Non-Voting Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, automatically convert into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Voting Common Stock into which such share of Non-Voting Preferred Stock was convertible immediately prior to such Reorganization Event in exchange for such shares of Voting Common Stock (such securities, cash, and other property, the “Exchange Property”), provided that if (x) the Exchange Property consists of Voting Securities of another Person and (y) after giving effect to such automatic conversion, SMBC and its Affiliates would collectively hold more than 4.99% of any Class of Voting Securities of such Person, then, at the Corporation’s option, (1) each share of Non-Voting Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall become convertible in connection with a Convertible Transfer or an Additional Issuance in accordance with the terms of this Certificate of Amendment, at the option of the Holders, into the Exchange Property, or (2) the Corporation shall redeem the Holder’s Non-Voting Preferred Stock at a cash price per share of Non-Voting Preferred Stock equal to the product of the Applicable Conversion Rate and the Fair Market Value of the Voting Common Stock. The Holders shall not have any separate class vote on any Reorganization Event. A “Reorganization Event” shall mean:

(i)          any consolidation, merger, conversion or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Voting Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;

(ii)          any sale, Transfer, lease, or conveyance to another Person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Voting Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;

(iii)          any reclassification of the Voting Common Stock into securities other than the Voting Common Stock; or

(iv)          any statutory exchange of the outstanding Common Stock for securities of another Person (other than in connection with a merger or acquisition).

(b)          In the event that holders of the shares of the Voting Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Corporation shall ensure that the Holders have the same opportunity to elect the form of consideration in accordance with the same procedures and pro ration mechanics that apply to the election to be made by the holders of the Voting Common Stock.  The amount of Exchange Property receivable upon conversion of any Non-Voting Preferred Stock shall be determined based upon the Applicable Conversion Rate in effect on the date on which such Reorganization Event is consummated.

(c)          The provisions of this Section VIII shall similarly apply to successive Reorganization Events or any series of transactions that results in a Reorganization Event and the provisions of Section VIII shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)          The Corporation (or any successor) shall, at least twenty (20) days prior to the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VIII.

(e)          Other than with respect to an issuance of Additional Shares of Common Stock pursuant to Section VII, if at any time prior to an applicable Conversion Date, the Corporation (i) issues to all holders of the Voting Common Stock (A) shares of securities or assets of the Corporation (other than shares of Common Stock or cash) as a dividend on the Voting Common Stock or (B) certain rights or warrants entitling them for a period of sixty (60) days or less to purchase shares of Voting Common Stock at less than the current market value of the Voting Common Stock at that time, in each case, then the Corporation will make such provision as is necessary so that the Holder receives (upon cancellation of such shares of Non-Voting Preferred Stock in the event of a tender offer or exchange offer) the same dividend or other asset or property, if any, as it would have received in connection with such Adjustment Event (as defined below) if it had been the holder on the Record Date (or the date such event is effective, as the case may be) of the number of shares of Common Stock into which the shares of Non-Voting Preferred Stock held by such Holder are then convertible; or (ii) purchases shares of Voting Common Stock pursuant to a tender offer or exchange offer generally available to holders of Voting Common Stock (subject to customary securities laws limitations) at above the current market value of the Voting Common Stock at that time, and in each such case the Record Date with respect to such event (or the date such event is effective, as the case may be) occurs on or after the Closing Date and prior to an applicable Conversion Date (each such event described in (i)-(ii), an “Adjustment Event”), then the Corporation will make such provision to extend such tender offer or exchange offer on equivalent terms to the Holders; provided that, to the extent that it is not reasonably practicable for the Corporation to make such provision, the Applicable Conversion Rate or other terms of the Non-Voting Preferred Stock shall be adjusted to provide the Holder with an economic benefit comparable to that which it would have received had such provision been made; it being understood that this paragraph (e) shall not apply to the extent that any Holder participates, or is permitted to participate, on a pro rata as-converted basis with the holders of Common Stock.  Notwithstanding anything to the contrary herein, this right shall not allow SMBC or its BHCA Affiliates to acquire a higher percentage of any Class of Voting Securities of the Corporation than SMBC and its BHCA Affiliates beneficially owned immediately prior to the event.

Section IX.           Reports as to Adjustments.

(a)          Whenever the number of shares of Common Stock into which the shares of the Non-Voting Preferred Stock are convertible is adjusted as provided in Section VII or Section VIII, the Corporation shall promptly, but in any event within ten (10) days thereafter, compute such adjustment and furnish to the Holders a certificate, signed by the principal financial officer or treasurer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Non-Voting Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective. Amounts resulting from any calculation hereunder will be rounded to the nearest 1/10,000th. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section IX.

(b)          In the event the Corporation proposes to take (or receives notice of) any action which would require an adjustment of the Applicable Conversion Rate pursuant to Sections VII and VIII, then the Corporation shall cause to be given to each Holder, at least ten (10) days prior to the applicable Record Date or effective date for such action, a written notice in accordance with Section XX: (i) stating such Record Date or effective date, (ii) describing such action in reasonable detail and (iii) stating the date as of which it is expected that holders of record of Common Stock shall be entitled to receive any applicable dividends or distributions or to exchange their shares for securities or other property, if any, deliverable upon such action. The failure to give the notice required by this Section IX(b) or any defect therein shall not affect the legality or validity of any such action or the vote upon any such action.

Section X.          Reservation of Stock.

(a)          The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock (solely with respect to the Non-Voting Common Stock, subject to and following the receipt of Shareholder Approval) or shares acquired or created by the Corporation, solely for issuance upon the conversion of shares of Non-Voting Preferred Stock as provided in this Certificate of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Non-Voting Preferred Stock then outstanding.

(b)          The Corporation hereby covenants and agrees that, for so long as shares of the Common Stock are listed on the NYSE or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Non-Voting Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Non-Voting Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Non-Voting Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section XI.           Exclusion of Other Rights.

Except as may otherwise be required by Law, the shares of Non-Voting Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as this Certificate of Amendment may be amended from time to time) and in the Certificate of Incorporation. The shares of Non-Voting Preferred Stock shall have no preemptive or subscription rights, except as may otherwise be required by the Exchange Agreement.

Section XII.           Severability of Provisions.

If any voting powers, preferences or relative, participating, optional or other special rights of the Non-Voting Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Amendment (as this Certificate of Amendment may be amended from time to time) are invalid, unlawful or incapable of being enforced by reason of any rule of Law, all other voting powers, preferences and relative, participating, optional and other special rights of Non-Voting Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Amendment (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Non-Voting Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Non-Voting Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Non-Voting Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XIII.           Reissuance of Non-Voting Preferred Stock.

Consistent with Section 515 of the New York Business Corporation Law, any shares of Non-Voting Preferred Stock that have been issued and reacquired by the Corporation upon conversion shall be cancelled promptly after acquisition thereof. All such shares shall upon their cancellation have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Non-Voting Preferred Stock solely in accordance with the foregoing.

Section XIV.          Additional Authorized Shares.

Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Amendment to the contrary, the Board or any authorized committee of the Board, without the vote of the Holders, may increase or decrease the number of authorized shares of Non-Voting Preferred Stock or other stock ranking junior or senior to, or on parity with, the Non-Voting Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section XV.           Determinations.

The Corporation shall be solely responsible for making all calculations called for hereunder. Absent fraud or manifest error, such calculations shall be final and binding on all Holders. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board, shall be final and conclusive unless clearly inconsistent with the intent hereof. Amounts resulting from any calculation will be rounded, if necessary, to the nearest one ten-thousandth, with five one-hundred thousandths being rounded upwards.

Section XVI.           No Redemption.

The Corporation may not, at any time, redeem the outstanding shares of the Non-Voting Preferred Stock, other than as otherwise expressly set forth in Section VIII.

Section XVII.           Maturity.

The Non-Voting Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Amendment.

Section XVIII.          Repurchases.

Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Non-Voting Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine.

Section XIX.           No Sinking Fund.

Shares of Non-Voting Preferred Stock are not subject to the operation of a sinking fund.

Section XX.           Notices.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Certificate of Amendment shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) delivered by means of electronic mail (provided that no “error message” or other notification of non-delivery is generated) or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).  Such notices, demands and other communications shall be sent to (i) if to the Corporation, 520 Madison Avenue, New York, NY 10022, Attention:  Office of the General Counsel or (ii) if to any Holder or holder of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Corporation, or, in each case, to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Section XXI.          Taxes.

The Corporation and each Holder shall bear their own expenses in connection with any conversion contemplated by Section III, except that the Corporation and each Holder shall evenly split any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any issuance or delivery of shares of Non-Voting Preferred Stock or Common Stock or other securities issued on account of Non-Voting Preferred Stock pursuant hereto.

Section XXII.          No Share Certificates.

Notwithstanding anything to the contrary contained in this Certificate of Amendment, no shares of Non-Voting Preferred Stock shall be issued in physical, certificated form. All shares of Non-Voting Preferred Stock shall be evidenced by book-entry on the record books maintained by the Corporation or its transfer agent.

Section XXIII.          Transfers.

The shares of Non-Voting Preferred Stock are subject to the restrictions on Transfer set forth in the Exchange Agreement.  Any purported transfer in violation of such restrictions shall be null and void.

EIGHTH:          The Secretary of State of the State of New York is designated as an agent of the Corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of such process served upon him is to CT Corporation System, 28 Liberty St., New York, NY, 10005.

NINTH:          No director shall be personally liable to the Corporation or its shareholders for damages for any breach of duty, as a director, except for any matter in respect of which such director shall be liable by reason that, in addition to any and all other requirements for such liability, there shall have been a judgment or other final adjudication adverse to him that establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law. Neither the amendment nor repeal of this Article shall eliminate or reduce the effect of this Article in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. This Article shall neither eliminate nor limit the liability of a director for any act or omission occurring prior to the adoption of this Article. If the New York Business Corporation Law is amended hereafter to expand or limit, without specific shareholder approval therefor, the liability of a director, then the liability of a director of the Corporation shall be expanded to the extent required or limited to the extent permitted by the New York Business Corporation Law, as so amended.

TENTH:          A majority vote of the outstanding Voting Common Stock shall be required to authorize any merger, consolidation, or dissolution of the Corporation or any sale, lease, exchange or other disposition of all or substantially all of the Corporation’s assets.

*   *   *

FIFTH: This restatement of the Certificate of Incorporation of the Corporation, as heretofore amended, was authorized, pursuant to Sections 803(a) and 807 of the New York Business Corporation Law, by the affirmative vote of the Board of Directors of the Corporation at a special meeting on April 21, 2023, followed by the vote of holders of a majority of outstanding shares of the Corporation entitled to vote thereon at a meeting of shareholders held on June 28, 2023.

IN WITNESS WHEREOF, we have signed this Restated Certificate of Incorporation on the 29th day of June, 2023 and we affirm the statements contained herein as true, under penalties of perjury.

/s/ Michael J. Sharp
Michael J. Sharp Authorized Person

/s/ Laura Ulbrandt DiPierro
Laura Ulbrandt DiPierro Authorized Person

[Signature Page to the Restated Certificate of Incorporation]